UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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DIME COMMUNITY BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)

_______________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 April 1, 2008

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Dime Community Bancshares, Inc. (the "Company"), which will be held on May 15, 2008 at 10:00 a.m. Eastern Time, at Giando on the Water, 400 Kent Avenue, Brooklyn, New York 11211.

The attached Notice of the Annual Meeting of Shareholders and Proxy Statement describe the business to be transacted at the Annual Meeting.  The Directors and several officers of the Company, as well as a representative of Deloitte & Touche LLP, the accounting firm appointed by the Audit Committee of the Board of Directors to be the Company's independent auditors for the year ending December 31, 2008, will be present at the Annual Meeting.

The Company's Board of Directors has determined that an affirmative vote on each matter to be considered at the Annual Meeting is in the best interests of the Company and its shareholders and unanimously recommends a vote "FOR" each of these matters.

Please complete, sign and return the enclosed proxy card promptly, whether or not you plan to attend the Annual Meeting.  Your vote is important regardless of the number of shares you own.  Voting by proxy will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you are unable to attend.  If you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to attend and vote personally at the Annual Meeting.  Examples of such documentation include a broker's statement, letter or other document confirming your ownership of the Company's shares.

On behalf of our Board of Directors and employees, we thank you for your continued support and hope to see you at the Annual Meeting.

Sincerely yours,

Vincent F. Palagiano
Chairman of the Board
and Chief Executive Officer

Dime Community Bancshares, Inc.
209 Havemeyer Street
Brooklyn, New York 11211
(718) 782-6200

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 15, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Dime Community Bancshares, Inc. (the "Annual Meeting") will be held at Giando on the Water, 400 Kent Avenue, Brooklyn, New York 11211, on Thursday, May 15, 2008 at 10:00 a.m. Eastern Time, to consider and vote upon the following:

1.	Election of four Directors for terms of three years each;

2.	Approval of Amendment No. 1 to the Dime Community Bancshares, Inc. 2004 Stock Incentive Plan;

3.	Ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2008; and

4.	Transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. As of the date hereof, management is not aware of any other such business.

The Board of Directors has fixed March 17, 2008 as the record date for the Annual Meeting and any adjournment or postponement thereof.  Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.  A list of such shareholders will be available for inspection by any shareholder for any lawful purpose germane to the Annual Meeting at the Company's corporate headquarters at 209 Havemeyer Street, Brooklyn, NY 11211 at any time during regular business hours for 10 days prior to the Annual Meeting.

By Order of the Board of Directors

Lance J. Bennett
Secretary

Brooklyn, New York
April 1, 2008

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING.  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU OWN.  THE BOARD OF DIRECTORS URGES YOU TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. RETURNING THE PROXY CARD WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE ANNUAL MEETING.

DIME COMMUNITY BANCSHARES, INC.

PROXY STATEMENT FOR THE
ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 15, 2008

GENERAL INFORMATION

General

This Proxy Statement and accompanying proxy card are being furnished to the shareholders of Dime Community Bancshares, Inc. (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors from holders of the shares of the Company's issued and outstanding common stock, par value $0.01 per share (the "Common Stock"), for use at the Annual Meeting of Shareholders to be held on May 15, 2008 (the "Annual Meeting") at Giando on the Water, 400 Kent Avenue, Brooklyn, New York, at 10:00 a.m. Eastern Time, and at any adjournment or postponement thereof.  The Company is a Delaware corporation and operates as a unitary savings and loan holding company for The Dime Savings Bank of Williamsburgh (the "Bank").  This Proxy Statement, together with the enclosed proxy card, is first being mailed to shareholders on or about April 4, 2008.

Record Date

The Company's Board of Directors has fixed the close of business on March 17, 2008 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date").  Accordingly, only holders of record of shares of Common Stock at the close of business on March 17, 2008 will be entitled to vote at the Annual Meeting.  There were 33,869,390 shares of Common Stock outstanding on the Record Date.  The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 15, 2008

The proxy statement and annual report are available on the Company's website at www.dimewill.com.

Voting Rights

Each holder of Common Stock on the Record Date will be entitled to one vote at the Annual Meeting for each share of record held (other than Excess Shares as defined below).  As provided in the Company's Certificate of Incorporation, record holders (other than any compensation plan maintained by the Company and certain affiliates) of Common Stock who beneficially own in excess of 10% of the issued and outstanding shares of Common Stock (such shares in excess of 10% referred to herein as "Excess Shares") shall be entitled to cast only one-hundredth of one vote per share for each Excess Share.  A person or entity is deemed to beneficially own shares owned by an affiliate or associate as well as by persons acting in concert with such person or entity.  The Company's Certificate of Incorporation authorizes a majority of the Board of Directors to interpret the provisions of the Certificate of Incorporation governing Excess Shares, and to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to ascertain compliance with the Excess Shares provisions of the Certificate of Incorporation, including, without limitation, (i) the number of shares of Common Stock beneficially owned by any person or purported owner, (ii) whether a person or purported owner is an affiliate or associate of, or is acting in concert with, any other person or purported owner, and (iii) whether a person or purported owner has an agreement or understanding with any other person or purported owner as to the voting or disposition of any shares of Common Stock.

You may vote your shares by marking and signing the enclosed Proxy Card and returning it in the enclosed postage-paid envelope, by telephone or internet by following the instructions stated on the Proxy Card or by attending the Annual Meeting and voting in person.  All properly executed proxies received by the Company on or before the close of voting on May 15, 2008 will be voted in accordance with the instructions indicated thereon.  If no instructions are given, executed proxies will be voted FOR election of each of the four nominees for Director, FOR the approval of Amendment No. 1 to the Dime Community Bancshares, Inc. 2004 Stock Incentive Plan, FOR ratification of the appointment of Deloitte & Touche LLP as independent auditors for the year ending December 31, 2008, and FOR each other proposal identified in the Notice of the Annual Meeting of Shareholders.

Management is not aware of any matters other than those set forth in the Notice of the Annual Meeting of Shareholders that may be brought before the Annual Meeting.  If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Company's Board of Directors.

If you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your shareholder of record to vote personally at the Annual Meeting.  Examples of such documentation include a broker's statement, letter or other document that will confirm your ownership of the Common Stock.

Vote Required

Directors are elected by a plurality of the votes cast in person or by proxy at the Annual Meeting.  The holders of Common Stock may not vote their shares cumulatively for the election of Directors.  Proposals 2 and 3 require the affirmative vote of the holders of a majority of the number of votes eligible to be cast by the holders of Common Stock represented, in person or by proxy, and entitled to vote at the Annual Meeting.

Shares as to which the "ABSTAIN" box has been selected on the Proxy Card with respect to Proposals 2 and 3 will be counted as present and entitled to vote and will have the effect of a vote against that proposal.  In contrast, shares underlying broker non-votes will not be counted as present and entitled to vote and will have no effect on the vote on Proposal 2 and 3.

With respect to the election of the four nominees for Director, shares as to which the "WITHHOLD AUTHORITY" box has been selected for either all or some of the nominees will be counted as being present for the matter but not as voting "for" the election of the respective nominees.  Therefore, the proxy represented by these shares will have the same effect as voting against the respective nominees.  In contrast, shares underlying broker non-votes will not be counted as present and entitled to vote and will have no effect on the vote on Proposal 1.

Revocability of Proxies

A proxy may be revoked at any time before it is voted by filing a written revocation of the proxy with the Company's Secretary at 209 Havemeyer Street, Brooklyn, New York 11211 or by submitting a duly executed proxy bearing a later date.  A proxy also may be revoked by attending and voting at the Annual Meeting, only if a written revocation is filed with the Secretary prior to the voting of such proxy.

Solicitation of Proxies

The Company will bear the costs of soliciting proxies from its shareholders.  In addition to the use of mail, proxies may be solicited by officers, Directors or employees of the Company or the Bank by telephone or other forms of communication.  The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to, and obtain proxies from, such beneficial owners, and will reimburse such holders for reasonable expenses incurred in connection therewith.  In addition, the Company has retained American Stock Transfer & Trust Company to assist in the solicitation of proxies.  The cost of such solicitation, which will be comprised of reimbursement for reasonable out-of-pocket expense, will be paid by the Company.

Interest of Directors and Management in Certain Proposals

At the Annual Meeting, shareholders are being asked to approve Amendment No. 1 to the Dime Community Bancshares, Inc. 2004 Stock Incentive Plan (the "2004 Stock Incentive Plan") to increase the number of shares of Common Stock available for grants to Directors and executive officers of stock options, stock appreciation rights and restricted stock.  As a result, the Company’s Directors and executive officers have personal interests in the outcome of this proposal that are different from the interests of the Company’s other shareholders.

Director Attendance at Annual Meetings

The Company considers Board attendance at shareholder meetings a priority.  It is the policy of the Company that Directors exercise their best efforts to attend every meeting.  All twelve individuals who were members of the Board at the time attended the annual meeting held in 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders of the Company

The following table sets forth, as of March 17, 2008, certain information as to persons known to the Company to be the beneficial owner of in excess of 5% of the shares of Common Stock.  Management knows of no person, except as listed below, who beneficially owned more than 5% of the Common Stock as of March 17, 2008.  Except as otherwise indicated, the information provided in the table was obtained from filings with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").  Addresses provided are those listed in the filings as the address of the person authorized to receive notices and communications.  For purposes of the table below and the table set forth under "Security Ownership of Management," in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of Common Stock (1) over which he or she has or shares, directly or indirectly, voting or investment power, and (2) of which he or she has the right to acquire beneficial ownership at any time within 60 days after March 17, 2008.  As used herein, "voting power" includes the power to vote, or direct the voting of, Common Stock and "investment power" includes the power to dispose, or direct the disposition, of such shares.  Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent Of Class
Common Stock	The Employee Stock Ownership Plan Trust of Dime Community Bancshares, Inc. and Certain Affiliates 452 Fifth Avenue New York, NY 10018	3,390,445(1)	10.01%
Common Stock	Compensation Committee of Dime Community Bancshares, Inc. (includes the 3,390,445 ESOP shares reflected above) 209 Havemeyer Street Brooklyn, NY 11211	4,037,881(2)	11.92%
______________________

(1)
The Employee Stock Ownership Plan of Dime Community Bancshares, Inc. and Certain Affiliates (the "ESOP") filed a Schedule 13G with the SEC on February 5, 2008.  The ESOP is administered by the Compensation Committee of the Company's Board of Directors (the "Compensation Committee").  The ESOP's assets are held in a trust (the "ESOP Trust") for which RS Group Trust Company serves as trustee (the "ESOP Trustee").  The ESOP Trust purchased these shares with funds borrowed from the Company and placed them in a suspense account for release and allocation to participants’ accounts in annual installments.  As of March 17, 2008, 1,983,663 shares held by the ESOP Trust were allocated.  The terms of the ESOP provide that, subject to the ESOP Trustee's fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the ESOP Trustee will vote, tender or exchange shares of Common Stock held in the ESOP Trust in accordance with instructions received from the participants. The ESOP Trustee will vote allocated shares as to which no instructions are received and any shares that have not been allocated to participants' accounts in the same proportion as allocated shares with respect to which the ESOP Trustee receives instructions are voted, subject to fiduciary duties of the ESOP Trustee.  The ESOP Trustee will tender or exchange any shares in the suspense account or that otherwise have not been allocated to participants' accounts in the same proportion as allocated shares with respect to which the ESOP Trustee receives instructions are tendered or exchanged, subject to fiduciary duties of the ESOP Trustee.  With respect to allocated shares as to which no instructions are received, the ESOP Trustee will be deemed to have received instructions not to tender or exchange such shares.  Each member of the Compensation Committee disclaims beneficial ownership of such shares.  See footnote 2 for a discussion of the voting and investment powers of the Compensation Committee.

(2)
The Compensation Committee filed a Schedule 13G with the SEC on February 5, 2008.  The Compensation Committee serves certain administrative functions for the ESOP, the Recognition and Retention Plan for Outside Directors, Officers and Employees of Dime Community Bancshares, Inc. (the "RRP"), and The Dime Savings Bank of Williamsburgh 401(k) Plan [the "401(k) Plan"].  In addition, the Compensation Committee serves as trustee for 60,304 restricted stock awards granted to certain officers of the Company or Bank under the 2004 Stock Incentive Plan.  The Compensation Committee has the authority to direct the trustee of the RRP with respect to the exercise of voting rights, but has assigned voting and tender rights over allocated shares to participating officers.   Shares indicated in the table as beneficially owned by the Compensation Committee include all shares indicated in the table as beneficially owned by the ESOP Trust.  The Compensation Committee has the authority to direct the ESOP Trustee with respect to the investment of the ESOP's assets (including the acquisition or disposition of both allocated and unallocated shares) in the absence of a tender offer, but has no voting power with respect to any shares.  With respect to the ESOP, ERISA, in limited circumstances, may confer upon the ESOP Trustee the power and duty to control the voting and tendering of Common Stock allocated to the accounts of participating employees and beneficiaries who fail to exercise their voting and/or tender rights. Each member of the Compensation Committee disclaims beneficial ownership of such shares.

Security Ownership of Management

The following table sets forth information with respect to the shares of Common Stock beneficially owned by each of the Company's Directors and the Named Executive Officers identified in the Summary Compensation Table included elsewhere herein, and all of the Company's Directors and executive officers as a group as of the Record Date.  Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Common Stock indicated.

Title of Class	Name of Beneficial Owner	Position (1)	Amount and Nature of Beneficial Ownership (2)(3)(4)		Percent of Common Stock Outstanding	Vested Stock Options Included in Beneficial Ownership Total (5)	Other Non-Beneficial Ownership (6)
Common	Vincent F. Palagiano	Director, Chairman of the Board and Chief Executive Officer	1,482,629	(7)	4.4%	723,330	316,323
Common	Michael P. Devine	Director, President and Chief Operating Officer	870,688	(8)	2.6	460,787	214,265
Common	Kenneth J. Mahon	Director, First Executive Vice President and Chief Financial Officer	536,278	(9)	1.6	253,462	117,026
Common	Anthony Bergamo	Director	153,493	(10)	*	41,370	-
Common	George L. Clark, Jr.	Director	263,858	(11)	*	41,370	-
Common	Steven D. Cohn	Director	104,631	(12)	*	34,980	-
Common	Patrick E. Curtin	Director	111,883	(13)	*	41,370	-
Common	Fred P. Fehrenbach	Director	122,448	(14)	*	41,370	-
Common	John J. Flynn	Director	55,259	(15)	*	27,480	-
Common	Joseph J. Perry	Director	19,500		*	10,000	-
Common	Donald E. Walsh	Director	15,000		*	10,000	-
Common	Omer S.J. Williams	Director	17,000		*	10,000	-
Common	Christopher D. Maher	Executive Vice President and Director of Retail Banking	40,947		*	17,000	-
Common	Timothy B. King	Executive Vice President and Chief Investment Officer	233,115	(16)	*	87,569	40,107
All Directors and executive officers as a group (16 persons)			6,354,252		18.8%	1,887,622	729,097
________________________
* Less than one percent

(1)	Titles are for positions with the Company and the Bank except for Mr. Maher, whose title is with the Bank only.
(2)	See "Security Ownership of Certain Beneficial Owners and Management - Principal Shareholders of the Company" for a definition of "beneficial ownership."
(3)
The figures shown include ESOP shares held in trust that have been allocated to individual accounts as follows: Mr. Palagiano, 54,078 shares; Mr. Devine, 54,078 shares; Mr. Mahon, 54,078 shares; Mr. Maher 2,319 shares, Mr. King, 50,913 shares, and all Directors and executive officers as a group, 262,789 shares.  Such persons have voting power (subject to the legal duties of the ESOP Trustee) but no investment power, except in limited circumstances, as to such shares.  The figures shown for Messrs. Palagiano, Devine, Mahon, Maher and King do not include any portion of the 1,406,782 ESOP shares held in trust that have not been allocated to any individual's account and as to which Messrs. Palagiano, Devine, Mahon, Maher and King may be deemed to share voting power with other ESOP participants.  The figure shown for all Directors and executive officers as a group includes 1,406,782 shares as to which the members of the Compensation Committee (consisting of Messrs. Fehrenbach, Flynn and Perry) may be deemed to have sole investment power, except in limited circumstances, thereby causing each such Compensation Committee member to be deemed a beneficial owner of such shares.  Each member of the Compensation Committee disclaims beneficial ownership of such shares and, accordingly, such shares are not attributed to the members of the Compensation Committee individually.  In addition, the figure shown for all Directors and executive officers as a group includes 732,364 shares held in trust ("BMP Trust") for the benefit of Messrs. Palagiano, Devine, Mahon and King and other officers under the Benefit Maintenance Plan of Dime Community Bancshares, Inc. (the "BMP").  The BMP Trust, as directed by the Company, exercises voting and investment power over these shares (See "Compensation of Executive Officers - Benefits – ESOP").

(4)
The figures shown include shares held pursuant to the 401(k) Plan that were allocated as of the Record Date to individual accounts as follows: Mr. Palagiano, 85,405 shares; Mr. Mahon, 93,736 shares; Mr. Maher 1,377 shares  and all Directors and executive officers as a group, 228,662 shares.  Such persons have sole voting power and sole investment power as to such shares [See "Compensation – Compensation Plans – Benefits - 401(k) Plan"].

(5)
Amounts include stock options eligible to be exercised within 60 days as follows:  Messrs. Bergamo, Clark, Cohn, Curtin, Fehrenbach, Flynn, Perry, Walsh and Williams, 10,000 options each; Mr. Palagiano, 62,500 options; Mr. Devine, 42,500 options; Mr. Mahon, 26,250 options; Mr. Maher, 17,000 options; Mr. King, 12,500 options and all Directors and executive officers as a group, 262,000 options.

(6)
Other non-beneficial ownership amounts represent shares that are held in trust for the benefit of the respective Named Executive Officers under the BMP.  Messrs. Palagiano, Devine, Mahon and King have neither voting nor investment power with respect to these shares.  However, since the Company maintains full voting and dispositive powers over these shares, they are included in the total beneficial ownership amount for the full Directors and executive officers group (see footnote 3 above).

(7)	Includes 612,719 shares as to which Mr. Palagiano may be deemed to share voting and investment power.
(8)	Includes 351,307 shares as to which Mr. Devine may be deemed to share voting and investment power.
(9)	Includes 132,518 shares as to which Mr. Mahon may be deemed to share voting and investment power.
(10)	Includes 110,763 shares as to which Mr. Bergamo may be deemed to share voting and investment power.
(11)	Includes 84,375 shares as to which Mr. Clark may be deemed to share voting and investment power.
(12)	Includes 68,651 shares as to which Mr. Cohn may be deemed to share voting and investment power.
(13)	Includes 69,153 shares as to which Mr. Curtin may be deemed to share voting and investment power.
(14)	Includes 225 shares as to which Mr. Fehrenbach may be deemed to share voting and investment power.
(15)	Includes 26,779 shares as to which Mr. Flynn may be deemed to share voting and investment power.
(16)	Includes 85,665 shares as to which Mr. King may be deemed to share voting and investment power.

______________________________________

PROPOSAL 1

ELECTION OF DIRECTORS
______________________________________

General

The Company's Certificate of Incorporation and Bylaws provide for the election of Directors by the shareholders.  For this purpose, the Company's Board of Directors is divided into three classes, each class to be as nearly equal in number as possible.  The terms of office of the members of one class expire, and a successor class is to be elected, at each annual meeting of shareholders.  The Company currently has twelve Directors.

Kenneth J. Mahon, George L. Clark, Jr., Steven D. Cohn and John J. Flynn, incumbent Directors whose terms expire at the Annual Meeting, have been nominated by the Nominating Committee of the Board of Directors to be re-elected at the Annual Meeting for a term expiring at the annual meeting to be held in 2011, or when their successors are otherwise duly elected and qualified.

Each nominee has consented to being named in this Proxy Statement and to serve, if elected.  In the event that any nominee for election as a Director at the Annual Meeting is unable or declines to serve, which the Board of Directors has no reason to expect, the persons named in the Proxy Card will vote with respect to a substitute nominee designated by the present Board of Directors, unless the shareholder has elected to "withhold authority" with respect to all nominees.

Information as to Nominees and Continuing Directors

In March 2008, the Board determined that all of its current Directors with the exception of Messrs. Palagiano, Devine, Mahon and Curtin were independent pursuant to its Policy Regarding Director Independence (the “Director Independence Policy”) and National Association of Securities Dealers, Inc. ("NASD") Rule 4200. Messrs. Palagiano, Devine and Mahon were not independent because they were officers of the Company.  Mr. Curtin was deemed not independent because he was a member of a law firm providing various legal services to the Company or its subsidiaries.  See "Transactions with Certain Related Persons."   The Director Independence Policy is available on the Company's website at www.dimewill.com by clicking Investor Relations and then Corporate Governance within the Investor Relations menu.

The Nominating Committee is responsible for identifying, evaluating and recommending nominees for election by the Company’s shareholders.  The Nominating Committee is authorized to retain search firm(s) to assist in the identification of candidates.  The Nominating Committee is not limited to a specific process in identifying candidates and will consider potential nominees from various sources, including recommendations from shareholders as well as Directors and officers of the Company.  Individuals recommended by shareholders are evaluated in a manner identical to other potential nominees.

The Nominating Committee has adopted general criteria for nomination to the Board, which establish the minimum qualifications and experience to be examined in determining candidates for election.  Pursuant to the general criteria, Directors should possess personal and professional ethics, integrity and values; be committed to representing the long-term interests of the Company’s shareholders and other constituencies; possess the ability to (a) exercise sound business judgment, (b) work with others as an effective group, and (c) commit adequate time to their responsibilities; be independent as defined in applicable law, the Director Independence Policy and the Company's Code of Business Ethics and be able to impartially represent the interests of the Company’s shareholders and other constituencies; possess experience and expertise relevant to the business of the Company; and possess such other knowledge, experience or skills as required or which may be useful considering the composition of the Board, the operating requirements of the Company and the long-term interests of the shareholders.

The following table sets forth certain information with respect to each nominee for election as a Director and each Director whose term does not expire at the Annual Meeting ("Continuing Director").  There are no arrangements or understandings between the Company and any Director or nominee pursuant to which such person was selected as a Director or nominee.  For information with respect to security ownership by Directors, see "Security Ownership of Certain Beneficial Owners and Management - Security Ownership of Management."

Nominees	Age(1)	Director Since(2)	Term Expires	Position(s) Held with the Company and the Bank

Kenneth J. Mahon	57	2003	2008	Director, First Executive Vice President and Chief Financial Officer
George L. Clark, Jr.	67	1980	2008	Director
Steven D. Cohn	59	1994	2008	Director
John J. Flynn	71	1994	2008	Director

Continuing Directors
Vincent F. Palagiano	67	1978	2010	Director, Chairman of the Board and Chief Executive Officer
Michael P. Devine	61	1980	2009	Director, President and Chief Operating Officer
Anthony Bergamo	61	1986	2009	Director
Patrick E. Curtin	62	1986	2010	Director
Fred P. Fehrenbach	71	1987	2009	Director
Joseph J. Perry	41	2005	2009	Director
Donald E. Walsh	63	2006	2010	Director
Omer S. J. Williams	67	2006	2010	Director

(1)   As of March 17, 2008.
(2)   Includes service as a Director or Trustee with the Bank prior to the Company's incorporation on December 12, 1995.

The principal occupation and business experience of each nominee for election as a Director and each Continuing Director are set forth below.

Nominees for Election as Director

Kenneth J. Mahon has served as a Director of the Company since 2002 and of the Bank since 1998. Mr. Mahon has served as the Chief Financial Officer of both the Company and the Bank since 1996.  Mr. Mahon was named the First Executive Vice President of both the Company and the Bank in 2008 and was elected an Executive Vice President of both the Company and Bank in 1997.  Prior to serving as Executive Vice President, Mr. Mahon served as the Bank's Comptroller and Senior Vice President. Mr. Mahon is a member of the Financial Managers Society, the National Investor Relations Institute and the National Association of Corporate Directors, and serves on the Neighborhood Advisory Board of Brooklyn Legal Services Corporation A. Prior to joining the Bank in 1980, Mr. Mahon served in the financial areas of several New York City metropolitan area savings banks.

George L. Clark, Jr. has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1980. Mr. Clark is President of George L. Clark Inc. (Realtors), a New York State licensed real estate firm. Mr. Clark was a director of the Federal National Mortgage Association between 1986 and 1992, and a former Chairman of the New York State Republican Committee. Mr. Clark has been a licensed real estate broker for 47 years.

Steven D. Cohn has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1994. Mr. Cohn is the managing partner in the law firm of Goldberg and Cohn LLP, in Brooklyn Heights, New York.

John J. Flynn  has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since October 1994, and before that from February 1983 to February 1993. From February 1993 through August 1994, Mr. Flynn was Executive Vice President of Flushing Savings Bank, FSB in Flushing, New York.  Since September 1994, Mr. Flynn has been a self-employed real estate mortgage broker and consultant.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES FOR ELECTION AS DIRECTORS.

Continuing Directors

Vincent F. Palagiano has served as the Chairman of the Board and Chief Executive Officer of the Company since its formation in 1995 and of the Bank since 1989. He has served as a Trustee or Director of the Bank since 1978.  In addition, Mr. Palagiano has served on the Board of Directors of the Boy Scouts of America, Brooklyn Division since 1999, and served on the Boards of Directors of the Institutional Investors Capital Appreciation Fund from 1996 to 2006, and The Community Banker's Association of New York from 2001 to 2005.  Mr. Palagiano joined the Bank in 1970 as an appraiser and has also served as President of both the Company and the Bank, and as Executive Vice President, Chief Operating Officer and Chief Lending Officer of the Bank. Prior to 1970, Mr. Palagiano served in the real estate and mortgage departments at other financial institutions and title companies.

Michael P. Devine has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1980.  Mr. Devine has served as President of both the Company and Bank since January 1, 1997 and as Chief Operating Officer of the Company since its inception in 1995 and of the Bank since 1989.  Prior to Mr. Devine’s appointment as President, he served as Executive Vice President and Secretary of both the Company and the Bank.  Mr. Devine joined the Bank in 1971 and has served as the Internal Auditor, Comptroller and Investment Officer. Prior to 1971, Mr. Devine served as a Senior Accountant with the firm of Peat Marwick Mitchell & Co.  Since August 2001, Mr. Devine has served on the Board of Directors of Retirement Systems Group, Inc.  In September 2007, Mr. Devine joined the Board of Trustees of Long Island University and serves on its Audit and Budget and Finance Committees.

Anthony Bergamo has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1986. Mr. Bergamo is a licensed attorney in New York and New Jersey and currently serves as Vice Chairman of MB Real Estate, headquartered in Manhattan, New York.  Mr. Bergamo is also the chief executive officer of Niagara Falls Redevelopment LLC and Chairman of the Federal Law Enforcement Foundation.  In 2002, Mr. Bergamo was elected a director of Lonestar Steakhouse and Saloon, Inc., a publicly traded company.

Patrick E. Curtin has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1986. Mr. Curtin is a senior partner in the law firm of Conway Farrell Curtin & Kelly, P.C. ("Conway Farrell") in New York, New York.

Fred P. Fehrenbach has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1987.  Mr. Fehrenbach is President of Consolidated Brokerage Corp., a retail insurance brokerage located in Great Neck, New York.  Mr. Fehrenbach has been with Consolidated Brokerage Corp. since 1975.  Mr. Fehrenbach is also the President of Shell Realty Corp., a real estate holding company.

Joseph J. Perry has served as a Director of both the Company and Bank since September 2005, and from January 2004 through August 2005 as a Director of Havemeyer Equities, Inc., ("HEC"), a previously wholly-owned subsidiary of the Bank. He is currently a partner at Marcum & Kliegman LLP, a public accounting and consulting firm headquartered in Melville, New York, where he has served as the partner-in-charge of the Long Island Tax Department since July 2004. Prior to joining Marcum & Kliegman LLP, Mr. Perry was a tax partner at one of the leading "Big 5" accounting firms and provided services to several financial services companies throughout the New York metropolitan area. Mr. Perry is a member of the American Institute of Certified Public Accountants and the New York State Society of Public Accountants. He has additionally served as a member of the advisory board to Suffolk Community College.

Donald E. Walsh has served as a Director of both the Company and Bank since July 2006, as a Director of HEC from November 2005 through June 2006. Mr. Walsh retired in 2005 as one of three partners in the Office of the Vice Chairman of Audit and Advisory Services of KPMG LLP ("KPMG"), an auditing and advisory services firm. Mr. Walsh was a Partner-in-Charge of the Audit Quality Office of KPMG from 2002 through 2005, where he developed and executed the national implementation of new initiatives in the areas of resource management, client satisfaction and service pricing. Prior to this responsibility, Mr. Walsh served as Chief Operating Partner of the Northeast Risk and Advisory Services practice of KPMG, where he managed the combination of the Information Risk Management and Advisory Services practices. From 1998 through 2001, Mr. Walsh served as the first leader of the Northeast Audit Advisory Services practice of KPMG.

Omer S.J. Williams has served as a Director of both the Company and Bank since July 2006.  Mr. Williams is a partner at Thacher Proffitt & Wood LLP ("Thacher"), where he has served as both the Chairman of the firm's Executive Committee and the Managing Partner of the firm. Mr. Williams has more than 40 years of experience in corporate and financial institution law, including securities and mortgage finance issues.

Meetings and Committees of the Company's Board of Directors

The Board of Directors meets on a monthly basis and may have additional special meetings upon the request of the Chairman of the Board, President or at least 60% (but not less than five) of the Directors then in office.  The Company's Board of Directors met twelve times during the year ended December 31, 2007.  No incumbent Directors during 2007 attended fewer than 75% of the aggregate of: (1) the total number of Board meetings conducted during the period for which he was a Director, and (ii) the total number of meetings conducted by committees of the Board on which he served during the periods that he served.

The Company's Board of Directors has established the following committees:

The Executive Committee consists of Messrs. Palagiano (Chairman), Devine, Bergamo, Clark, Cohn and Fehrenbach.  The purpose of the Executive Committee is to exercise all the powers of the Board in the management of the business and affairs of the Company in the intervals between the meetings of the Board.  The Executive Committee meets at the call of the Chairman, President or a majority of the members of the Executive Committee.  The Executive Committee conducted no meetings during the year ended December 31, 2007.

The Compensation Committee consists of Messrs. Fehrenbach (Chairman), Flynn and Perry. The Compensation Committee establishes the compensation of the Chief Executive Officer, approves the compensation of executive management, oversees administration of the process for determining the compensation and benefits of officers and employees of the Bank, recommends Director compensation to the Board and assists the Board in its oversight of the human resources activities of the Company and its subsidiaries.  The Compensation Committee's charter requires that it meet annually and as requested by the Chairman of the Board of Directors.  The Compensation Committee met four times during the year ended December 31, 2007.

The Nominating Committee consists of Messrs. Williams (Chairman), Fehrenbach, and Bergamo, each of whom is independent as defined in Rule 4350(d) ["Rule 4350(d)"] of the NASD listing standards.  The Nominating Committee identifies and selects nominees for all Directorships, recommends committee memberships to the Board, and establishes criteria for the selection of new Directors to serve on the Board.  The Nominating Committee met twice during 2007.  In addition, the Nominating Committee met on March 20, 2008 to, among other matters, select the nominees for election as Directors at the Annual Meeting.  In accordance with the Company's Bylaws, provided the Nominating Committee makes such nominations, no nominations for election as Director except those made by the Nominating Committee shall be voted upon at the Annual Meeting unless properly made by a shareholder in accordance with the procedures set forth under "2008 Annual Shareholder Meeting Proposals" in the proxy statement for the annual meeting held in May 2007.  The Nominating Committee operates pursuant to a charter.  A current copy of the Nominating Committee charter is available on the Company's website, at www.dimewill.com, by clicking Investor Relations and then Corporate Governance within the Investor Relations menu.

           The Governance Committee consists of Messrs. Williams (Chairman), Cohn and Perry.  The Governance Committee develops and recommends to the Board corporate governance principles applicable to the Company, and otherwise assumes a leadership role in the corporate governance of the Company.  The Governance Committee met twice during 2007.

The Audit Committee consists of Messrs. Bergamo (Chairman), Clark, Cohn, Perry and Walsh, each of whom is independent as defined in Rule 4350(d).  The Audit Committee is appointed by the Board of Directors of the Company to assist the Board in (1) monitoring the integrity of the financial statements of the Company, (2) monitoring Company compliance with legal and regulatory requirements and internal controls, (3) monitoring the independence and performance of the Company’s internal and independent auditors, and (4) maintaining an open means of communication among the independent auditor, senior management, the internal auditors, and the Board.  The Audit Committee operates pursuant to a written charter.  A current copy of the charter may be viewed on the Company's website at www.dimewill.com.  The Audit Committee charter requires that it meet at least four times annually or more frequently as circumstances dictate.  The Audit Committee met six times during the year ended December 31, 2007.

Report of Audit Committee

The following Report of the Company's Audit Committee is provided in accordance with the rules and regulations of the SEC.

Under rules promulgated by the SEC, the Company is required to provide certain information regarding the activities of its Audit Committee.  In fulfillment of this requirement, the Audit Committee, at the discretion of the Board, has prepared the following report for inclusion in the Proxy Statement:

1.           The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2007 with management;

2.           The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

3.           The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent accountant the independent accountant's independence; and

4.           Based on the review and discussions referred to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE OF DIME COMMUNITY BANCSHARES, INC.

Anthony Bergamo, Chairman
George L. Clark, Jr., Member
Steven D. Cohn, Member
Joseph J. Perry, Member
Donald E. Walsh, Member

The Board of Directors has determined that Messrs. Bergamo, Perry and Walsh qualify as Audit Committee financial experts as defined in Item 407(d)(5) of SEC Regulation S-K.

Directors' Compensation

Fee Arrangements.  During the year ended December 31, 2007, each of the Company's non-officer Directors (each an "Outside Director") received a retainer of $30,000 and a fee of $1,000 for each of the Company's or the Bank's Board meetings attended. The meeting attendance fee was $1,000 for the Audit Committee and $900 for all other committees.  The Chairman of the Audit Committee additionally receives an annual retainer of $5,000.  If both of the Company's and the Bank's Boards of Directors or corresponding committees met on the same day, such Directors received only one fee for the Board meetings and only one fee for the committee meetings.   On March 20, 2008, the remuneration paid to each of the Outside Directors for each of the Company's or the Bank's Board meetings attended was increased from $1,000 to $1,500.  This adjustment was based upon the recommendations of a nationally recognized compensation consulting firm retained by the Company, and the specific recommendations made by the compensation consulting firm were based on a comparative analysis of  thirteen comparably sized and similarly located public banks.

Directors' Retirement Plan.  The Company has adopted the Retirement Plan for Board Members of Dime Community Bancshares, Inc. (the "Directors' Retirement Plan"), which provides benefits to each eligible Outside Director commencing on termination of Board service at or after age 65. An eligible Outside Director retiring at or after age 65 will be paid an annual retirement benefit equal to the amount of the aggregate compensation for services as a Director (excluding stock compensation) paid to him or her for the twelve-month period immediately prior to termination of Board service, multiplied by a fraction, the numerator of which is the number of years of service, up to a maximum of 10, as an Outside Director (including service as a Director or trustee of the Bank or any predecessor) and the denominator of which is 10. An individual who terminates Board service after having served as an Outside Director for 10 years may elect to begin collecting benefits under the Directors' Retirement Plan at or after attainment of age 55, however, the annual retirement benefits will be reduced pursuant to an early retirement reduction formula to reflect the commencement of benefit payments prior to age 65. An Outside Director may elect to have benefits distributed in any one of the following forms: (i) a single life annuity; (ii) a 50% or 100% joint and survivor annuity; or (iii) a single life annuity with a 5, 10, or 15 year guaranteed term. In the event that an Outside Director dies prior to the commencement of benefit payments under the Directors' Retirement Plan, a 50% survivor annuity will automatically be paid to his or her surviving spouse, unless the decedent has elected otherwise. This plan was frozen effective March 31, 2005.

2001 Stock Option Plan.  The Dime Community Bancshares, Inc. 2001 Stock Option Plan for Outside Directors, Officers and Employees (the "2001 Stock Option Plan") was adopted by the Company's Board of Directors and subsequently approved by its shareholders at its annual meeting held in 2001.  At December 31, 2007, up to 29,625 stock options were eligible for grant to Outside Directors under the 2001 Stock Option Plan.  On November 21, 2001, the effective date of the 2001 Stock Option Plan, each of the Company's Outside Directors was granted non-qualified stock options to purchase 6,750 shares of Common Stock. All of these options vested on November 21, 2002. On February 1, 2003, each of the Company's Outside Directors was additionally granted non-qualified stock options to purchase 7,500 shares of Common Stock. All of these options vested on February 1, 2004. On January 27, 2004, each of the Company's Outside Directors was additionally granted non-qualified stock options to purchase 9,000 shares of Common Stock. All of these options vested on January 27, 2005.

2004 Stock Incentive Plan.  The 2004 Stock Incentive Plan was adopted by the Company's Board of Directors and subsequently approved by its shareholders at its annual meeting held in 2004. At December 31, 2007, 13,184 shares remained eligible for future grant to Outside Directors of the Company under the 2004 Stock Incentive Plan. These may be granted in the form of either stock options or restricted stock awards, or a combination thereof.  On January 31, 2005, a grant of 8,480 non-qualified stock options with an exercise price of $16.45 per share was made to each Outside Director of the Company under the 2004 Stock Incentive Plan, for a total grant of 76,320 options. All of these options expire on January 31, 2015. On December 30, 2005, vesting was accelerated for all unvested options of this grant.  On May 1, 2007, a grant of 1,000 restricted stock awards was made to each of Messrs. Bergamo, Clark, Cohn, Curtin, Flynn and Fehrenbach and a grant of 2,000 restricted stock awards was made to each of Messrs. Perry, Walsh and Williams under the 2004 Stock Incentive Plan, for a total grant of 12,000 restricted stock awards.  All of these awards fully vest on May 1, 2008.  In addition on May 1, 2007, a grant of 10,000 non-qualified stock options with an exercise price of $13.74 per share was made to each Outside Director of the Company under the 2004 Stock Incentive Plan, for a total grant of 90,000 options.  All of these options expire on May 1, 2017 and vest on May 1, 2008.

The following table sets forth information regarding compensation earned by each Outside Director during the year ended December 31, 2007:

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
Anthony Bergamo	$54,800	$9,160	$19,029	—	$30,127	$280	$113,396
George L. Clark, Jr.	48,500	9,160	19,029	—	—	280	76,969
Steven D. Cohn	51,500	9,160	19,029	—	20,286	280	100,255
Patrick E. Curtin	49,900	9,160	19,029	—	38,153	280	116,522
Fred P. Fehrenbach	49,800	9,160	19,029	—	—	280	78,269
John J. Flynn	48,000	9,160	19,029	—	—	280	76,469
Joseph J. Perry	49,500	18,320	19,029	—	—	560	87,409
Donald E. Walsh	50,600	18,320	19,029	—	—	560	88,509
Omer S. J. Williams	50,800	18,320	19,029	—	—	560	88,709

(1)	Includes retainer payments, meeting fees, and committee and/or chairmanship fees earned during the fiscal year, whether such fees were paid currently or deferred.

(2)
Represents the compensation cost recognized for the fiscal year in connection with restricted stock of the Company granted to the Outside Director, regardless of the year of grant and calculated in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment", ("SFAS 123R") for financial statement purposes.  For more information concerning the assumptions used for these calculations, please refer to the discussion under the caption "Nature of Operations and Summary of Significant Accounting Policies" in the notes to the audited consolidated financial statements included in the Company's 2007 Annual Report on Form 10-K.  This amount does not reflect the value of dividends paid on unvested restricted stock, which is included under the caption "All Other Compensation."

(3)
Represents the compensation cost recognized for the fiscal year in connection with stock options granted to the Outside Director, regardless of the year of grant and calculated in accordance with SFAS 123R for financial statement purposes.  For more information concerning the assumptions used for these calculations, please refer to the discussion under the caption "Nature of Operations and Summary of Significant Accounting Policies" in the notes to the audited consolidated financial statements included in the Company's 2007 Annual Report on Form 10-K.

(4)
Includes for each individual the increase (if any) for the fiscal year in the present value of the individual's accrued benefit (whether or not vested) under each tax-qualified and non-qualified actuarial or defined benefit plan calculated by comparing the present value of each individual's accrued benefit under each such plan in accordance with Statement of Financial Accounting Standards No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)" ("SFAS 158") as of the plan's measurement date in such fiscal year to the present value of the individual's accrued benefit as of the plan's measurement date in the prior fiscal year.   The following individuals experienced year-to-year declines in the actuarial value of their accrued benefits under defined benefit or actuarial plans that are not reflected in the reported figures:  Mr. Clark - $7,103; Mr. Fehrenbach - $8,362 and Mr. Flynn -  $8,415.

(5)	Amount represents dividends paid on unvested restricted stock awards that were granted on May 1, 2007.

Executive Officers

The following individuals are executive officers of the Company or Bank, holding the offices set forth opposite their names:

Name	Position Held
Vincent F. Palagiano	Chairman of the Board and Chief Executive Officer
Michael P. Devine	President and Chief Operating Officer
Kenneth J. Mahon	First Executive Vice President and Chief Financial Officer
Christopher D. Maher	Executive Vice President and Director of Retail Banking (Bank Only)
Timothy B. King	Executive Vice President and Chief Investment Officer
Daniel J. Harris	Executive Vice President and Chief Lending Officer
Michael Pucella	Senior Vice President and Chief Accounting Officer

The executive officers are elected annually and hold office until their respective successors have been elected and qualified, or until death, resignation or removal by the Board of Directors.  The Company has entered into Employment Agreements with certain of its executive officers which set forth the terms of their employment.  See "Compensation Discussion and Analysis – Potential Payments Upon Termination and Change of Control."

Biographical information of the executive officers who are not Directors of the Company or Bank is set forth below.

Christopher D. Maher, age 41, joined the Bank as Executive Vice President in charge of retail banking in November 2005. Prior to joining the Bank, Mr. Maher was a Senior Vice President at BISYS Information Services, L.P., a unit of the BISYS Group, Inc., a diversified financial services firm. Mr. Maher's banking experience includes work for several New York City metropolitan area banks, including The Dime Savings Bank of New York, Chemical Bank, and Chatham Savings. Mr. Maher was a Senior Vice President in the Retail Banking division of The Dime Savings Bank of New York, where he served from 1989 through 2000.  Mr. Maher is a former Director of the IFX Forum, a financial services technology standards organization and has served as a Trustee for Helen Keller Services for the Blind since 1998.

Timothy B. King, age 49, has over 26 years of banking experience, and has been with the Bank since 1983.   Mr. King was promoted to Treasurer of the Bank in 1989, Vice President of the Bank in 1993, Treasurer of the Company at its inception in 1995, First Vice President of both the Company and Bank in 1997, Senior Vice President of both the Company and the Bank in 1999 and Executive Vice President of both the Company and the Bank in 2008. In 2002, Mr. King was named the Chief Investment Officer of both the Company and Bank, as he oversees the securities investment function of the Bank.

Daniel J. Harris, age 51, was hired in January 2008 as the Bank's Executive Vice President and Chief Lending Officer.  Prior to joining the Bank, Mr. Harris served as Executive Vice President & Chief Credit Officer at Hudson Valley Bank, a commercial bank and financial services company.  Prior to that role, Mr. Harris held senior positions at Credit Re Mortgage Capital, The Greater New York Savings Bank and Dollar Dry Dock Bank.  Mr. Harris earned a Juris Doctor from St. John's University and has practiced law, with a specialty in real estate, as an employee of Manufacturers Hanover Trust Co. as well as two New York law firms.

Michael Pucella, age 54, was promoted to Comptroller of the Bank in 1989 and of the Company at its inception in 1995, Vice President of both the Company and Bank in 1996, First Vice President of both the Company and Bank in 1997 and Senior Vice President of both the Company and the Bank in 1999.  He currently serves as the Chief Accounting Officer of both the Company and Bank, and is responsible for financial reporting, budgeting, corporate planning and tax administration.  Mr. Pucella has been with the Bank since 1981, and has over 33 years of banking experience.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Processes and Procedures for Consideration and Determination of Executive and Director Compensation

           The Compensation Committee assists the Board of Directors in discharging its responsibilities regarding the Company’s compensation and benefit plans and practices.  All authority granted to the Compensation Committee is established in its charter, a copy of which may be viewed on the Company's website at www.dimewill.com.  The Compensation Committee meets as necessary.  It meets in executive session with its advisors and with invited management present.  It considers the expectations of the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer with respect to their own compensation, their recommendations with respect to the compensation of more junior executive officers and their recommendations with respect to Director compensation, as well as empirical data and the recommendations of advisors.  Executive officer compensation matters are also presented for discussion at meetings of the full Board of Directors.

The Compensation Committee may delegate such of its responsibilities and duties as it deems appropriate to (i) subcommittees comprised of one or more Compensation Committee members, or (ii) officers of the Company or the Bank.

Use of Outside Advisors and Survey Data.  In early 2007, the Compensation Committee selected and engaged Mercer Consulting, a nationally recognized compensation consulting firm, to assist in performing its duties, including but not limited to, conducting a competitive review of executive officer compensation levels and practices.  The Compensation Committee communicates directly with, and receives written reports directly from, its consultant.  The Compensation Committee determines the compensation of its consultant and meets with the consultant both in executive session and with invited executive officers present.  The Compensation Committee relies on consultants for survey data, assistance in understanding market practices and trends, and recommended compensation strategies.  The Compensation Committee relies on the Company’s legal counsel for advice as to its obligations under applicable corporate, securities, tax and employment laws, for assistance in interpreting its obligations under compensation plans and agreements, and for drafting plans and agreements to document business decisions, however, the Compensation Committee has the right to select other legal counsel.

Compensation Discussion and Analysis

Introduction

Set forth below are (i) a description of the Company's decision making process for compensating the principal executive officer, principal financial officer, and three most highly compensated executive officers (other than the principal executive and principal financial officers) of the Company or Bank (each a "Named Executive Officer" and collectively the "Named Executive Officers"), (ii) a discussion of the background and objectives of the Company's compensation programs for Named Executive Officers, and (iii) a description of the material elements of the compensation of each of the Named Executive Officers.

The descriptions of compensation plans, programs and individual arrangements referred to in the Compensation Discussion and Analysis that are governed by written documents are qualified in their entirety by reference to the full text of their governing documents.  Other than broad-based plans applicable to substantially all salaried employees, these documents have been filed as exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 2007 and are incorporated herein by this reference.

1.           Objectives.

The goal of the executive compensation program is to enable the Company to attract, develop and retain strong executive officers capable of maximizing the Company’s performance for the benefit of its shareholders.  The Company's compensation philosophy is to provide competitive compensation opportunities that are strongly aligned with its financial performance and the generation of value for shareholders through stock price appreciation.  In 2007, the Company continued to experience an adverse interest rate environment that negatively affected profitability.  As a result, the Company's focus was on retaining and motivating key executives while aggressively controlling expense, including executive compensation.

2.           Key Elements of the Compensation Package.

In General.  The Company's 2007 compensation program for Named Executive Officers consisted of three key elements:

•	base salary to provide a reasonable level of recurring income;
•	annual incentives to motivate the Named Executive Officers to achieve short-term operating objectives; and
•	long-term incentives in the form of stock options and/or restricted stock, designed to retain talented employees and provide an incentive to maximize shareholder return in the longer term.

The Company additionally provides certain retirement plans, termination benefits, fringe benefits and perquisites, in some instances for a large group of employees and in others limited to one or more executives.

Base Salary.  Executive base salary levels are generally reviewed on an annual basis and adjusted as appropriate. The Company desires to compensate executives fairly while being sensitive to increasing fixed costs in light of the performance of the Common Stock.

For 2007, the Compensation Committee considered the prevailing market conditions and determined, with the input of Mercer Consulting, a nationally recognized compensation consulting firm, to increase the base salary for the Named Executive Officers of the Company.

In 2007, base salary increases for the Named Executive Officers were as follows:

Name	% Increase	Dollar Increase	Resulting Annual Base Salary Rate
Vincent F. Palagiano	4.0%	$25,600	$665,600
Michael P. Devine	4.0	20,200	525,200
Kenneth J. Mahon	4.0	14,480	376,480
Timothy B. King	4.0	9,920	257,920
Christopher D. Maher	4.0	12,000	312,000

These decisions resulted from a competitive base salary review produced by Mercer Consulting that evaluated corporate and individual performance during 2006 within the context of the Company’s ongoing efforts to control fixed costs.  Following these decisions, the base salary of each of the Named Executive Officers was at or slightly below the median for the Company's peer group.  These targeted salary increases were designed to reward effort in a challenging operating environment and assist in the retention of executives directly responsible for key operating units.

Annual Incentives.  Annual incentive opportunities are provided to the Named Executive Officers to link the achievement of annual goals with executive compensation.  Continuing a practice initiated in 2004, a bonus pool in an amount based on the Company's net income is distributed at the discretion of the Compensation Committee.  The Compensation Committee determines each Named Executive Officer's bonus (if any) based on a retrospective review of a variety of corporate performance factors and each Named Executive Officer's contributions to the Company in light of the operating environment existing during the year.  In contrast to a strict formula-based bonus program, this approach better enables the Company to manage the potential profit dilution of the bonus program and reward executives for conduct responsive to the Company's needs.

The Compensation Committee approved awards totaling $691,000 to the Company’s Named Executive Officers for the year ended 2007, based on assessment of management's success in operating the Company in a period characterized by the continued movement away from historical low interest rates and heightened competition in the Bank’s multifamily lending and deposit operations.

For 2007, the Named Executive Officers’ bonuses were as follows:  Mr. Palagiano, $225,000; Mr. Devine, $170,000; Mr. Mahon, $127,000; Mr. Maher, $94,000 and Mr. King, $75,000.  In the case of Mr. Palagiano, this was an increase of $85,000 from the prior year’s bonus of $140,000.  In the case of the other Named Executive Officers, this was an increase from the prior year's bonus of $55,000 for Mr. Devine, $27,000 for Mr. Mahon, $19,000 for Mr. Maher and $10,000 for Mr. King.  These bonuses reflected the strong assessment of the Named Executive Officer’s management of the Company during the tumultuous times in the financial markets during 2007. The Company expects that these bonus amounts, and the resultant total cash compensation paid to each of the Named Executive Officers, may result in annual cash compensation that is less than the 2007 peer group median.  This reflects constraints on the size of the bonus pool related to the Company’s profitability for 2007, rather than concerns with the individual performance of the Named Executive Officers.

Long-term Incentives.  The Compensation Committee believes that grants of long-term incentives in the forms of stock options and/or restricted stock are the most effective method, where appropriate, of aligning executive rewards with the creation of value for shareholders through stock appreciation.

In 2007, no grants of restricted stock were made to the Named Executive Officers.  In consideration of the Company’s performance for the year ended December 31, 2006, the Compensation Committee decided that no awards of restricted stock be granted to any of the Named Executive Officers after considering Mercer Consulting’s assessment of comparable practices at a comparison group of banks as well as Company and individual performance, the 2006 operating environment and competitive market conditions.

In 2007, the following grants of stock options were made to the Named Executive officers:

Name	Number of Securities Underlying Options	Grant Date Fair Value of Option Awards
Vincent F. Palagiano	250,000	$769,775
Michael P. Devine	170,000	$523,447
Kenneth J. Mahon	105,000	$323,306
Christopher D. Maher	68,000	$209,379
Timothy B. King	50,000	$153,955

In consideration of the Company's performance for the year ended December 31, 2006, the Compensation Committee made these grants after considering Mercer Consulting's assessment of comparable practices at a comparison group of banks as well as the Company and individual performance, the 2006 operating environment and competitive market conditions.  All grants were made under the 2004 Stock Incentive Plan, vest over four years and had a grant date fair value of $3.08 per option.  The Company intends to make selective equity awards in the future as part of its ongoing competitive executive compensation program. To this end, the Company is seeking shareholder approval of Amendment No. 1 to the 2004 Stock Incentive Plan to increase the number of shares available for such grants.  See "Approval of Amendment No. 1 to the 2004 Stock Incentive Plan."

Other Elements of the Executive Compensation Package.  The Company's compensation program for Named Executive Officers consisted of the following additional elements:

Retirement Plan — The Bank maintains the Retirement Plan of The Dime Savings Bank of Williamsburgh (the "Retirement Plan"), a non-contributory, tax-qualified defined benefit pension plan for eligible employees, however, all participant benefits under the Retirement Plan were frozen in March of 2000, and no benefits have been accrued under the Retirement Plan since that date.

401(k) Plan — The Bank maintains the 401(k) Plan, which is a tax-qualified defined contribution plan permitting salaried employees with at least one year of service to make pre-tax salary deferrals under Section 401(k) of The Internal Revenue Code of 1986 (the "Code").  Each participant receives a fully vested contribution of 3% of "covered compensation" [defined as total W-2 compensation including amounts deducted from W-2 compensation for pre-tax benefits such as health insurance premiums and contributions to the 401(k) Plan] up to applicable Internal Revenue Service ("IRS") limits.  The 3% contribution was required through 2006 and is discretionary in years after 2006.

ESOP — The Company has established, and the Bank has adopted, the ESOP and related trust for the benefit of eligible employees.  All of the Company's and the Bank's salaried employees are eligible to become participants in the ESOP after one year of employment.

BMP — The Bank maintains a BMP, which provides eligible employees with benefits that would be due under the Retirement Plan, ESOP and 401(k) Plan, if such benefits were not limited under the Code.  Effective January 1, 2005, the BMP benefit accruals associated with the 401(k) Plan and ESOP were terminated, therefore, no BMP benefits were provided to the Named Executive Officers for the year ended December 31, 2007 with respect to the 401(k) Plan and ESOP.  Effective April 1, 2000, Retirement Plan benefit accruals were terminated, thus eliminating related benefit accruals under the BMP.  However, the present value of such benefits continues to increase as the Named Executive Officers approach normal retirement age.  These increases in present value are reported in the Summary Compensation Table under the column Change in Pension Value and Nonqualified Deferred Compensation Earnings.  Effective January 1, 2008, the BMP was amended to provide for a payout of all benefits under the plan on the occurrence of a change in control (within the meaning of Section 409A of the Code) in a single lump sum.  The Company intends to further amend the BMP in 2008 in order to bring it in full compliance with Section 409A of the Code.

2001 Stock Option Plan — The Company's Board of Directors adopted the 2001 Stock Option Plan, which was approved by the Company's shareholders at their 2001 annual meeting.  At December 31, 2007, up to 76,166 stock options were eligible for grant to officers and employees of the Company or its subsidiaries under the 2001 Stock Option Plan.  Under the terms of the 2001 Stock Option Plan, the eligible grant amounts may be increased by the amount of options granted under the 2001 Stock Option Plan that are subsequently forfeited by the recipient.  All grants of stock options under the 2001 Stock Option Plan vested on December 30, 2005.

2004 Stock Incentive Plan — The Company's Board of Directors has adopted the 2004 Stock Incentive Plan, which was approved by the Company's shareholders at their 2004 annual meeting.  At December 31, 2007, 13,184 shares remained eligible for future grant to officers and employees of the Company under the 2004 Stock Incentive Plan. These may be granted in the form of either stock options or restricted stock awards, or a combination thereof.  Under the terms of the 2004 Stock Incentive Plan, the eligible grant amount may be increased by the amount of shares granted under the 2004 Stock Incentive Plan that are subsequently forfeited by the recipient.  All grants made prior to December 30, 2005 under the 2004 Stock Incentive Plan vested on December 30, 2005.

Perquisites — Named Executive Officers are provided with modest perquisites, including use of a company car and professional financial planning and tax preparation services.  The Company provides these benefits in kind, but the Compensation Committee considers the cost of these items in establishing the other elements of compensation.  The Company provides these benefits because they are usual and customary in the industry.

Potential Payments Upon Termination and Change of Control

The Company believes it is in its best interests to provide severance benefits to the Named Executive Officers in the event of their termination of employment under certain circumstances.  Specifically, Messrs. Palagiano, Mahon and Devine are entitled to severance benefits upon their termination of employment by the Company without cause, their resignation for good reason or the occurrence of a change of control during their employment period and Messrs. King and Maher are entitled to severance benefits upon their termination of employment by the Company without cause or their resignation for good reason, in each case, within certain periods following or preceding a change of control.  The Company and Bank have determined that these types of protections are required in order to retain talented and qualified executive officers.  It has been determined that a more comprehensive employment agreement with change of control triggers is necessary to retain the senior executive officers (Messrs. Palagiano, Devine and Mahon).  Mr. King and Mr. Maher have been provided with change in control agreements which have no effect until a change of control occurs.

Employment Agreements and Change in Control Agreements.  Consistent with the practices of other financial institutions of similar size and business mix in the greater New York metropolitan area, the Company and Bank have entered into employment or change in control severance agreements with each of their executive officers.  The Company considers these arrangements important retention devices.  They also provide a measure of financial security for executive officers so that, when faced with the prospect of a negotiated or unsolicited merger opportunity, they can focus on the business of the Company with reduced personal distractions.  The Company periodically reviews the terms of these agreements against the publicly disclosed terms and conditions of contracts in place at other institutions and compares their projected costs to those disclosed for similar contracts in the merger proxy statements in recent financial institution mergers.  The Company conducted such a review in 2007.

Employment Agreements for Messrs. Palagiano, Mahon and Devine

The Company and the Bank are parties to employment agreements ("Employment Agreements") with each of Messrs. Palagiano, Devine and Mahon ("Senior Executives"). These Employment Agreements establish the respective duties and compensation of the Senior Executives and are intended to ensure that both the Company and the Bank will be able to maintain a stable and competent management base.  The continued success of the Company and Bank depends to a significant degree on the skills and competence of the Senior Executives.

The Employment Agreements provide for three-year terms (the "Employment Period").  The Bank's Employment Agreements provide that, prior to the first anniversary date and continuing each anniversary date thereafter, the Bank’s Board of Directors may agree, after conducting a performance evaluation of the Senior Executive, to extend his Employment Agreement for an additional year, so that the remaining term shall be three years.  Each of the Bank's Employment Agreements has been extended to a December 31, 2009 expiration date.  The Company's Employment Agreements provide for automatic daily extensions unless written notice of non-renewal is provided by the Board of Directors or the Senior Executive, in which event the Employment Agreement shall end on the third anniversary of such notice.

The Employment Agreements provide for termination by the Bank or the Company at any time for cause as defined in the Employment Agreements.  In the event that either the Company or the Bank chooses to terminate the Senior Executive's employment other than for cause, or the Senior Executive resigns from the Bank or the Company for "good reason" as defined in the Employment Agreements, the Senior Executive or, in the event of death, his beneficiary, would be entitled to a lump sum cash payment in an amount equal to the remaining base salary and bonus payments due to the Senior Executive and the additional contributions or benefits that would have been earned under any employee benefit plans during the remaining term of the Employment Agreement and payments that would have been made under any incentive compensation plan during the remaining term of the Employment Agreement.  The Senior Executive would also have the right to receive a lump sum cash payment of benefits to which the Senior Executive would have been entitled under the BMP.  Both the Bank and the Company would also continue the Senior Executive's life, health and disability insurance coverage for the remaining term of the Employment Agreement.  For purposes of the Employment Agreements, "good reason" generally means (i) assignment of duties inconsistent with the Senior Executive's status or a substantial adverse alteration in the nature or status of responsibilities or a requirement to report to a different position, (ii) reduction in annual base salary (unless mandated at the initiation of applicable regulatory authority), (iii) failure to pay compensation or deferred compensation within seven days of when due unless inadvertent, immaterial or cured after notice, (iv) failure to continue in effect compensation plans material to total compensation (or substitute plans) with respect to the Senior Executive, (v) failure to continue to provide certain benefits or materially maintain benefits (unless mandated at the initiation of applicable regulatory authority), (vi) failure of the Bank to obtain satisfactory agreement from a successor to assume and agree to perform the Employment Agreements, (vii) any purported termination by the Bank not for cause or disability, (viii) any or no reason during the period of sixty (60) days beginning on the first anniversary of the effective date of a change of control, as defined in the Employment Agreement, (ix) a change in the majority of the Board, unless approved by a vote of at least two-thirds of the members of the Board at the time the Employment Agreements were entered into or members elected or nominated by such members, (x) a relocation of the Senior Executive's principal place of employment outside of the New York metropolitan area, or (xi) a material breach of the Employment Agreements, unless cured within 30 days.

In general, for purposes of the Employment Agreements, a "change of control" will be deemed to occur when a person or group of persons acting in concert acquires beneficial ownership of 25% or more of any class of equity security, such as the Common Stock, or in connection with mergers or consolidations of assets or a contested election of Directors which results in a change of control of the majority of the Company's or Bank's Board of Directors or liquidation or sale of substantially all the assets of the Company or the Bank.  In the event of a change in control of the Company or Bank, the Company's Employment Agreements provide that (1) the term of employment will be converted to a fixed two year period beginning on the date of the change in control, and (2) if the Senior Executive signs a release of any further rights under his Employment Agreement with the Bank, an immediate lump sum payment will be paid (whether or not employment has terminated) equal to the present value of three years salary, bonus and fringe benefits plus an additional lump sum equal to the present value x minus y, where x is a specified target pension for each Senior Executive and y is the actual pension benefits due to the Senior Executive under the Bank's and the Company's qualified and nonqualified defined benefit pension plans.  The target pension is 26-2/3% of highest aggregate salary and bonus for Mr. Palagiano; 25% of highest aggregate salary and bonus for Mr. Devine; and 16-2/3% of highest aggregate salary and bonus for Mr. Mahon.  Highest aggregate salary and bonus for this purpose is the highest salary and bonus for the three consecutive years during the final 10 years of employment for which the aggregate is the highest.

Payments to the Senior Executives under the Bank's Employment Agreements are guaranteed by the Company in the event that payments or benefits are not paid by the Bank.  The Company will make all payments under its own Employment Agreements. To the extent that payments under the Company's Employment Agreements and the Bank's Employment Agreements are duplicative, payments due under the Company's Employment Agreements would be offset by amounts actually paid by the Bank. Senior Executives would be entitled to reimbursement of certain costs incurred in interpreting or enforcing the Employment Agreements up to $50,000 for each Senior Executive.

Cash and benefits paid to a Senior Executive under the Employment Agreements together with payments under other benefit plans following a change of control of the Bank or the Company may constitute an “excess parachute” payment under Section 280G of the Code, resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to the Company and the Bank.  The Company's Employment Agreements include a provision indemnifying each Senior Executive on an after-tax basis for any "excess parachute" excise taxes.

Employee Retention Agreements for Messrs. King and Maher

The Bank has, jointly with the Company, entered into Employee Retention Agreements ("Retention Agreements") with Messrs. King and Maher (each a "Contract Employee" or together "Contract Employees").  The purpose of the Retention Agreements is to secure the Contract Employees' continued availability and attention to the Bank's affairs, relieved of distractions arising from the possibility of a change of control, as defined in the Retention Agreements.  The Retention Agreements do not impose an obligation on the Bank to continue the Contract Employees' employment, but provide for a period of assured compensation (the "Assurance Period") following a change of control.  The Retention Agreements for Messrs. Maher and King contain Assurance Periods of three years.  The Assurance Period for Mr. King had been five years, however, was changed to three years effective January 1, 2008.  The applicable Assurance Periods for the present agreements with Mr. King and Mr. Maher will be automatically extended on a daily basis under the Retention Agreements until written notice of non-extension is provided by the Bank or the Contract Employee.   Both Retention Agreements expire as of December 31, 2009, on which date, or prior to that date, the Bank may choose to extend either or both Retention Agreements.

If, during the Assurance Period, or prior to commencement of the Assurance Period but within three months of and in connection with a change of control (as defined in the Retention Agreements), a Contract Employee is discharged without “cause” (as defined in the Retention Agreements) or voluntarily resigns within ninety days following: (i) a failure to appoint or elect the Contract Employee to the same position in which he was serving; (ii) a material failure, after notice, to vest in the Contract Employee his responsibilities on the day before the Assurance Period commenced (or the functions, duties and responsibilities of a more senior office to which he may be appointed); (iii) a failure of the Bank to cure a material breach of the Retention Agreement after notice; (iv) a reduction in compensation or a material reduction in benefits; or (v) relocation of the Contract Employee's principal place of employment which results in certain adverse commuting increases, the Contract Employee (or, in the event of his death, his estate) would be entitled to, subject to certain restrictions, (a) continued group life, health, accident and long-term disability insurance benefits for the unexpired Assurance Period, (b) a lump sum cash payment equal to the remaining base salary (present value) and bonus payments the Contract Employee would have earned during the unexpired Assurance Period, and (c) any additional contributions and benefits that the Contract Employee would have earned under the Bank's or the Company's employee benefit plans during the unexpired Assurance Period.

The cash and benefits paid under the Retention Agreements for Messrs. King and Maher, together with payments under other benefit plans following a “change of control,” may constitute an “excess parachute” payment under Section 280G of the Code, resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to the Company and the Bank under Section 4999 of the Code.  The Retention Agreements include a provision whereby the Company pays Messrs. King and Maher the net amount of their termination benefits after any tax imposed under Section 4999 of the Code or the maximum amount which may be paid without giving rise to any tax under Section 4999, whichever is greater.  Payments to Messrs. King and Maher under their respective Retention Agreements are guaranteed by the Company to the extent that the required payments are not made by the Bank.

3.           Material Policies and Procedures

Benchmarking and Survey Data.  The Compensation Committee utilizes legal counsel and a nationally recognized compensation consulting firm, Mercer Consulting, to assist in performing its duties.  The Committee relies on legal counsel to advise on its obligations under applicable corporate, securities and employment laws, to assist in interpreting the Company's obligations under compensation plans and agreements, and to draft plans and agreements to document business decisions.  The consulting firm regularly analyzes the Company’s executive pay levels, by each of the three key elements cited and in total, and the Company’s performance.  A group of thirteen comparably sized and similarly located public banks and thrifts (the “Comparison Group”) is used for comparison of both pay level and corporate performance.  The companies included in this group changed slightly from the prior year as a result of merger activity within the industry.  For 2007, the Comparison Group consisted of Hudson City Bancorp, New York Community Bancorp, Astoria Financial Corporation, Valley National Bancorp, First Niagara Financial Group Inc., New Alliance Bancshares Inc., Provident Financial Services Inc., Investors Bancorp Inc., Signature Bank, Sun Bancorp Inc., Flushing Financial Corp, OceanFirst Financial Corporation, and Sterling Bancorp.  The Compensation Committee uses this analysis to assist it in understanding market practices and trends and to develop and evaluate the effectiveness of recommended performance-linked compensation strategies.  Generally, the Compensation Committee endorses a median pay level approach, with actual pay commensurate with relative performance.  To that end, the flexibility provided by the bonus program permits the Compensation Committee to take market conditions into account each year.

Impact of Accounting and Tax Treatment.

Section 162(m) — Section 162(m) of the Code imposes a $1,000,000 annual limit per executive officer on the Company’s federal tax deduction for certain types of compensation paid to the Named Executive Officers.  It has been the Compensation Committee’s practice to structure the compensation and benefit programs offered to the Named Executive Officers with a view to maximizing the tax deductibility of amounts paid.  However, in structuring compensation programs and making compensation decisions, the Compensation Committee considers a variety of factors, including the Company’s tax position, the materiality of the payments and tax deductions involved, and the need for flexibility to address unforeseen circumstances.  After considering these factors, the Compensation Committee may decide to authorize payments all or part of which would be nondeductible for federal tax purposes.  It is not anticipated that any discretionary bonuses awarded for 2007 will be made nondeductible by this limit.  Payments made on account of a change of control under the agreements described above might include non-deductible payments.

Sections 4999 and 280G — Section 4999 of the Code imposes a 20% excise tax on certain “excess parachute payments” made to “disqualified individuals.”  Under section 280G of the Code, such excess parachute payments are also nondeductible to the Company.  If payments that are contingent on a change of control to a disqualified individual (which includes the Named Executive Officers) exceed three times the individual’s “base amount,” they constitute “excess parachute payments” to the extent they exceed one time the individual’s base amount.

Pursuant to the Employment Agreements and Retention Agreements, the Company or Bank will reimburse the Named Executive Officers for the amount of the excise tax, if any, and make an additional gross-up payment so that, after payment of the excise tax and all income and excise taxes imposed on the reimbursement and gross-up payments, the Named Executive Officer would retain approximately the same net after-tax amounts under the Employment Agreement or Retention Agreement that he would have retained if there was no excise tax.  Neither the Bank nor the Company is permitted to claim a federal income tax deduction for the portion of the change of control payment that constitutes an excess parachute payment, the excise tax reimbursement payment or the gross-up payment.

Accounting Considerations. The Compensation Committee is informed of the financial statement implications of the elements of the Named Executive Officer compensation program.  However, the probable contribution of a compensation element to the objectives of the Company's Named Executive Officer compensation program and its projected economic cost, which may or may not be reflected on the Company's financial statements, are the primary drivers of Named Executive Officer compensation decisions.

Compensation Committee Report

The following Report of the Company's Compensation Committee is provided in accordance with the rules and regulations of the SEC.

Under the rules promulgated by the SEC, the Company is required to provide certain data and information regarding the activities of its Compensation Committee.  In fulfillment of this requirement, the Compensation Committee, at the discretion of the Board, has prepared the following report for inclusion in the Proxy Statement.

1.           The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management; and

2.           Based on the review and discussions referred to in paragraph 1 above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Proxy Statement on Schedule 14A for the 2008 Annual Meeting of Shareholders.

COMPENSATION COMMITTEE OF
DIME COMMUNITY BANCSHARES, INC.

Fred P. Fehrenbach, (Chairman)
John J. Flynn, Member
Joseph J. Perry, Member

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Fehrenbach, Flynn and Perry.  There are no interlocks, as defined under the rules and regulations of the SEC, between the Company and the members of the Compensation Committee and corporations with respect to which they are affiliated, or otherwise.

COMPENSATION

Executive Compensation

The following table provides information about the compensation paid for services rendered in all capacities during 2007 by the Named Executive Officers.

SUMMARY COMPENSATION TABLE

Name and Principal Positions	Year	Salary (1)	Bonus(1)	Stock Awards (2)	Option Awards (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
Vincent F. Palagiano, Chairman of the	2007	$665,600	$225,000	$54,781	$128,296	—	$65,464	$1,139,141
Board and Chief Executive Officer	2006	640,000	140,000	54,781	—	—	66,051	900,832
Michael P. Devine, President and	2007	$525,200	$170,000	$34,864	$87,241	—	$30,910	$848,215
Chief Operating Officer	2006	505,000	115,000	34,864	—	—	33,087	687,951
Kenneth J. Mahon, First Executive Vice	2007	$376,480	$127,000	$19,176	$53,884	—	$27,542	$604,082
President and Chief Financial Officer	2006	362,000	100,000	19,176	—	—	29,761	510,937
Christopher D. Maher, Executive Vice	2007	$312,000	$94,000	$29,220	$34,896	—	$22,901	$493,017
President and Director of Retail Banking	2006	300,000	75,000	29,220	—	—	19,690	423,910
Timothy B. King, Executive Vice	2007	$257,920	$75,000	$36,443	$25,659	—	$22,216	$417,238
President and Chief Investment Officer	2006	248,000	65,000	30,400	—	—	24,450	367,850

(1)
The figures shown for salary and bonus represent amounts earned for the fiscal year, whether or not actually paid during such year, and include amounts deferred pursuant to non-incentive deferred compensation plans and amounts of salary or bonus earned but deferred on a voluntary basis in exchange for awards of restricted stock, stock options or other forms of non-cash compensation.

(2)
Represents the compensation cost recognized for the fiscal year in connection with restricted stock of the Company granted to the Named Executive Officer, regardless of the year of grant and calculated in accordance with SFAS 123R for financial statement purposes.  For more information concerning the assumptions used for these calculations, please refer to the discussion under the caption “Nature of Operations and Summary of Significant Accounting Policies” in the notes to the audited consolidated financial statements included in the Company's 2007 Annual Report on Form 10-K.  This amount does not reflect the value of dividends paid on unvested restricted stock, which is included in the Summary Compensation Table under the caption "All Other Compensation" if it exceeds $10,000 for an individual Named Executive Officer.

(3)
Represents the compensation cost recognized for the fiscal year in connection with stock options of the Company granted to the Named Executive Officer, regardless of the year of grant and calculated in accordance with SFAS 123R for financial statement purposes.  For more information concerning the assumptions used for these calculations, please refer to the discussion under the caption “Nature of Operations and Summary of Significant Accounting Policies” in the notes to the audited consolidated financial statements included in the Company's 2007 Annual Report on Form 10-K.

(4)
Includes for each Named Executive Officer (a) the increase (if any) for the fiscal year in the present value of the individual's accrued benefit (whether or not vested) under the Retirement Plan and BMP calculated by comparing the present value of each individual's accrued benefit under each such plan in accordance with SFAS 158 as of the plan's measurement date in such fiscal year to the present value of the individual's accrued benefit as of the plan's measurement date in the prior fiscal year, plus (b) the amount of interest accrued on defined contribution deferred compensation balances at a rate in excess of 120% of the applicable federal long-term rate under section 1274(d) of the Code.  The following individuals experienced year-to-year declines in the actuarial value of their accrued benefits under defined benefit or actuarial plans that are not reflected in the reported figures:  Mr. Palagiano - $453,597; Mr. Devine  - $152,553; Mr. Mahon  - $118,581 and Mr. King -  $43,538.

(5)
No amounts were earned for services rendered during the fiscal year under a non-equity incentive plan.   The Named Executive Officers participate in certain group life, health, disability insurance and medical reimbursement plans, not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in scope, terms and operation.  The figure shown for each Named Executive Officer includes the following items exceeding $10,000 in value:

Name	Year	Life Insurance Premiums	Automobile	401(k) Plan Employer Cash Contribution	ESOP Allocation (a)	Total
Vincent F. Palagiano	2007	$29,999	$14,086	$6,750	$14,629	$65,464
	2006	29,683	12,698	6,600	17,070	66,051
Michael P. Devine	2007	$9,531	-	$6,750	$14,629	$30,910
	2006	9,417	-	6,600	17,070	33,087
Kenneth J. Mahon	2007	$6,163	-	$6,750	$14,629	$27,542
	2006	6,091	-	6,600	17,070	29,761
Christopher D. Maher	2007	$1,522	-	$6,750	$14,629	$22,901
	2006	1,322	-	930	17,438	19,690
Timothy B. King	2007	$837	-	$6,750	$14,629	$22,216
	2006	780	-	6,600	17,070	24,450

(a)
The amount reported for ESOP allocation was determined based upon the average price of the Common Stock of $13.36 per share during 2007 and $14.25 per share during 2006. (See Note 15 to the audited consolidated financial statements in the Company's 2007 Annual Report on Form 10-K, which discusses the manner in which ESOP expense is recognized).

    The Company or Bank provides certain non-cash perquisites and personal benefits to each Named Executive Officer that do not exceed $10,000 in the aggregate for any individual, and are not included in the reported figures.

Compensation Plans

Retirement Plan.  The Bank maintains the Retirement Plan, a non-contributory, tax-qualified defined benefit pension plan for eligible employees. All salaried employees at least age 21 who have completed a minimum of one year of service are eligible to participate in the Retirement Plan. The Retirement Plan provides for a benefit for each participant, including the Named Executive Officers, equal to 2% of the participant's average annual earnings multiplied by the participant's years (and any fraction thereof) of eligible employment (up to a maximum of 30 years). Such benefit is not reduced by a Social Security offset. A participant is fully vested in his or her benefit under the Retirement Plan after five years of service. The Retirement Plan is funded by the Bank on an actuarial basis and all assets are held in trust by the Retirement Plan trustee. Effective March 31, 2000, all participant benefits under the Retirement Plan were frozen, and no benefits have been accrued under the Retirement Plan since that date.

401(k) Plan. The Bank maintains the 401(k) Plan, which is a tax-qualified defined contribution plan permitting salaried employees with at least one year of service to make pre-tax salary deferrals under Section 401(k) of the Code.

Under a 401(k) Plan amendment effective July 1, 2000, the 401(k) Plan annually receives the proceeds from a 100% vested cash contribution to all participants in the ESOP in the amount of 3% of “covered compensation” [defined as total W-2 compensation including amounts deducted from W-2 compensation for pre-tax benefits such as health insurance premiums and contributions to the 401(k) Plan] up to applicable IRS limits. This contribution is allocated to eligible participants, regardless of their participant contribution level.

The 401(k) Plan permits participating employees to elect to invest all or any part of their 401(k) Plan account balances in Common Stock. Common Stock held by the 401(k) Plan may be newly issued shares or outstanding shares purchased on the open market or in privately negotiated transactions. All Common Stock held by the 401(k) Plan is held by an independent trustee and allocated to the accounts of individual participants. Participants control the exercise of voting and investment rights relating to Common Stock held in their accounts.

ESOP.  The Company has established, and the Bank has adopted, the ESOP and related trust for the benefit of eligible employees.  All of the salaried employees of the Company and its subsidiaries are eligible to become participants in the ESOP. As of the Record Date, the ESOP held 3,390,415 shares of Common Stock, all of which were purchased during the Company's initial public offering. Of this total, 1,983,633 shares were allocated to individual participant accounts, while 1,406,782 remained unallocated. In order to fund the ESOP's purchase of such Common Stock, the ESOP borrowed the aggregate purchase price from the Company.  Effective July 1, 2000, the loan maturity period was extended by approximately 20 years from June 2006 to June 2026, and it continues to bear interest at the rate of 8% per annum. The loan calls for level annual payments of principal and interest designed to amortize the loan over its term, except that payments in any year may be deferred, in whole or in part, in prescribed circumstances. Prepayments are also permitted.

Shares purchased by the ESOP were pledged as collateral for the loan from the Company and are held in a suspense account until released for allocation among participants in the ESOP as the loan is repaid. The pledged shares will be released annually from the suspense account in an amount proportional to the repayment of the ESOP loan for each plan year. The released shares will be allocated among the accounts of participants on the basis of the participant's compensation for the calendar year preceding allocation. Benefits generally become vested at the rate of 25% per year after two years with 100% vesting after five years of service. Participants become immediately vested upon termination of employment due to death, retirement at age 65, permanent disability or the occurrence of a "change of control," as defined by the ESOP. Forfeitures will be utilized to reduce the contribution required by the Bank. Vested benefits may be paid in a single payment of cash or shares of common stock or installment payments of cash and are payable upon death, retirement at age 65, disability or separation from service.

Effective July 1, 2000, either the Company or the Bank became required to make a 100% vested cash contribution annually to all ESOP participants in the amount of 3% of “covered compensation.” This contribution was guaranteed through December 31, 2006 and is discretionary thereafter. This contribution is automatically transferred to the 401(k) Plan.

BMP.  The BMP provides eligible employees with benefits that would be due under the Retirement Plan, ESOP and 401(k) Plan, if such benefits were not limited under the Code. BMP benefits provided to the Named Executive Officers for the year ended December 31, 2007 with respect to the 401(k) Plan and ESOP are included in the Summary Compensation Table under the column "All Other Compensation" (See "Compensation of Named Executive Officers - Executive Compensation"). Effective April 1, 2000, Retirement Plan benefit accruals were terminated, thus eliminating related benefit accruals under the BMP. Effective January 1, 2005, the BMP benefit accruals associated with the 401(k) Plan and ESOP were terminated.  Effective January 1, 2008, the BMP was amended to provide for a payout of all benefits under the plan on the occurrence of a change in control (within the meaning of Section 409A of the Code) in a single lump sum.  The Company intends to further amend the BMP in 2008 in order to bring it in full compliance with Section 409A of the Code.

2001 Stock Option Plan.  The Company's Board of Directors has adopted the 2001 Stock Option Plan, which was approved by the Company's shareholders at the annual meeting held in 2001.  At December 31, 2007, up to 76,166 stock options were eligible for grant to officers and employees of the Company or its subsidiaries under the 2001 Stock Option Plan.  Under the terms of the 2001 Stock Option Plan, the eligible grant amounts may be increased by the amount of options granted under the 2001 Stock Option Plan that are subsequently forfeited by the recipient.  As of the Record Date, 2,035,287 stock options were granted to Outside Directors, officers and employees of the Company or the Bank, of which 1,782,847 were outstanding and 1,748,422 were exercisable.  On March 3, 2008, a grant of 34,425 stock options was made to an executive officer of the Bank under the 2001 Stock Option Plan.  All of these options expire on May 1, 2018 and vest in equal 25% installments on May 1, 2009, 2010, 2011 and 2012. All options currently granted under the 2001 Stock Option Plan are subject to earlier expiration in the event of termination of employment. In the case of termination due to death, disability, retirement, or under a "change of control," as defined by the 2001 Stock Option Plan, all options become immediately vested. Options granted under the 2001 Stock Option Plan are intended to qualify as "incentive stock options" under Section 422 of the Code.

2004 Stock Incentive Plan.  The Company's Board of Directors has adopted the 2004 Incentive Stock Plan, which was approved by the Company's shareholders at the annual meeting held in 2004.  At December 31, 2007, 13,184 shares remained eligible for future grant to officers and employees of the Company or its subsidiaries under the 2004 Stock Incentive Plan. These may be granted in the form of  either stock options or restricted stock awards, or a combination thereof.  Under the terms of the 2004 Stock Incentive Plan, the eligible grant amounts may be increased by the amount of shares granted under the 2004 Stock Incentive Plan that are subsequently forfeited by the recipient.  The Compensation Committee of the Board of Directors administers the 2004 Stock Incentive Plan and authorizes all equity grants. On January 31, 2005, a grant of 8,480 non-qualified stock options was made to each Outside Director of the Company, for a total grant of 76,320 options. All of these options were vested as of December 31, 2007 and expire on January 31, 2015. On March 17, 2005, a grant of restricted stock awards was made to Named Executive Officers as follows: Mr. Palagiano - 14,193 shares; Mr. Devine - 9,032 shares; Mr. Mahon - 4,967 shares; and Mr. King - 1,935 shares. All of these restricted stock awards vest in equal 25% installments on May 1, 2006, 2007, 2008 and 2009. On May 31, 2005, a grant of stock options was made to Named Executive Officers as follows: Mr. Palagiano - 142,580 shares; Mr. Devine - 90,537 shares; Mr. Mahon  - 49,462 shares and Mr. King - 19,569 shares. All of these stock options were vested as of December 31, 2005 and expire on May 31, 2015.  On January 3, 2006, a grant of 10,000 shares of restricted stock awards was made to Mr. Maher, which vests in equal 20% installments on February 1, 2007, 2008, 2009, 2010, and 2011.  On March 16, 2006, a grant of 10,000 restricted stock awards was made to Mr. King, which vests in equal 20% installments on May 1, 2007, 2008, 2009, 2010 and 2011.  All equity grants under the 2004 Stock Incentive Plan fully vest in the event of a change in control.  On May 1, 2007, a grant of stock options was made to Named Executive Officers as follows: Mr. Palagiano - 250,000 shares; Mr. Devine - 170,000 shares; Mr. Mahon - 105,000 shares; Mr. Maher. - 68,000 shares and Mr. King 50,000 - shares.  All of these options expire on May 1, 2017 and vest in equal 25% installments on May 1, 2008, 2009, 2010 and 2011.

The following table sets forth information regarding plan-based awards granted to the Named Executive Officers during the last fiscal year:

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options (1)	Exercise Price of Option Awards	Grant Date Fair Value of Option Awards (2)
Vincent F. Palagiano	5/1/2007	-	-	-	-	250,000	$13.74	$769,775
Michael P. Devine	5/1/2007	-	-	-	-	170,000	$13.74	$523,447
Kenneth J. Mahon	5/1/2007	-	-	-	-	105,000	$13.74	$323,306
Christopher D. Maher	5/1/2007	-	-	-	-	68,000	$13.74	$209,379
Timothy B. King	5/1/2007	-	-	-	-	50,000	$13.74	$153,955

(1)	The reported awards were stock options granted under the 2004 Stock Incentive Plan and vest as stated on the previous page.
(2)
  Calculated based upon a grant date fair value approximating $3.08 per option, which was based upon the following assumptions:
         Expected life of 6.2 years; Risk free interest rate of 4.56%;  Volatility of 28.49%; and dividend yield of 4.08%

Stock Awards And Stock Option Grants Outstanding

The following tables set forth information regarding stock awards, stock options and similar equity compensation outstanding at December 31, 2007, whether granted in 2007 or earlier, including awards that have been transferred other than for value.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#) (1)	Market Value of Shares of Stock That Have Not Vested ($) (2)
Vincent F. Palagiano	11/21/2001	168,750	-	-	$10.91	11/21/2011	-	-
	2/1/2003	174,750	-	-	13.16	2/1/2013	-	-
	1/27/2004	174,750	-	-	19.90	1/27/2014	-	-
	5/31/2005	142,580	-	-	15.10	5/31/2015	-	-
	5/1/2007	250,000	250,000	-	13.74	5/1/2017
	3/17/2005						7,097	$90,629
Michael P. Devine	11/21/2001	105,750	-	-	$10.91	11/21/2011	-	-
	2/1/2003	111,000	-	-	13.16	2/1/2013	-	-
	1/27/2004	111,000	-	-	19.90	1/27/2014	-	-
	5/31/2005	90,537	-	-	15.10	5/31/2015	-	-
	5/1/2007	170,000	170,000	-	13.74	5/1/2017
	3/17/2005						4,516	$57,669
Kenneth J. Mahon	11/21/2001	56,250	-	-	$10.91	11/21/2011	-	-
	2/1/2003	60,750	-	-	13.16	2/1/2013	-	-
	1/27/2004	60,750	-	-	19.90	1/27/2014	-	-
	5/31/2005	49,462	-	-	15.10	5/31/2015	-	-
	5/1/2007	105,000	105,000	-	13.74	5/1/2017
	3/17/2005						2,484	$31,721
Christopher D. Maher	5/1/2007	-	68,000	-	13.74	5/1/2017
	1/3/2006						8,000	$102,160
Timothy B. King	11/21/2001	7,500	-	-	$10.91	11/21/2011
	2/1/2003	24,000	-	-	13.16	2/1/2013
	1/27/2004	24,000	-	-	19.90	1/27/2014
	5/31/2005	19,569	-	-	15.10	5/31/2015
	5/1/2007	50,000	50,000	-	13.74	5/1/2017
	3/17/2005						968	$12,361
	3/16/2006						8,000	$102,160

(1)    The grant of options to each of the Named Executive Officers on May 1, 2007 will vest 25% on each anniversary of the grant date over four years.  The grant of restricted stock awards to Messrs. Palagiano, Devine, Mahon and King on March 17, 2005 will vest 25% on each anniversary of the grant date over four years.  The grant of a restricted stock award to Mr. Maher on January 3, 2006 will vest 20% on each anniversary of the grant date over five years.  The grant of a restricted stock award to Mr. King on March 16, 2006 will vest 20% on each anniversary of the grant date over five years.  See the previous discussion of the 2001 Stock Option Plan and 2004 Stock Incentive Plan for information on the grant and vesting of the stock awards.

 (2)   Market value is calculated on the basis of $12.77 per share for 2007 and $14.17 per share for 2006, the closing sales price of the Common Stock on the Nasdaq Stock Market on the final trading day of the respective year.

The following table sets forth the stock awards that vested and the option awards that were exercised for the Named Executive Officers during the last fiscal year.

	OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Vincent F. Palagiano	-	-	3,548	$48,750
Michael P. Devine	-	-	2,258	31,025
Kenneth J. Mahon	-	-	1,242	17,065
Christopher D. Maher	-	-	2,000	26,760
Timothy B. King	-	-	2,484	34,130

(1)
Includes the amount realized during the fiscal year upon exercise of vested stock options by the named individual and the vesting of restricted stock, which is calculated on the basis of $13.74 per share (the closing sales price for a share of Common Stock on the Nasdaq Stock Market on the vesting date of May 1, 2007) for Messrs. Palagiano, Devine, Mahon and King, and $13.38 per share (the closing sales price for a share of Common Stock on the Nasdaq Stock Market on the vesting date of February 1, 2007) for Mr. Maher.  Unexercised stock options and unvested restricted stock may not be transferred for value.

Post-Employment Compensation

Pension Benefits

The following table sets forth information regarding pension benefits accrued by the Named Executive Officers through the end of the Company's last fiscal year.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year
Vincent F. Palagiano	Retirement Plan	29.6	$1,003,195	—
	BMP (Defined Benefit Portion)	29.6	$1,666,315	—
Michael P. Devine	Retirement Plan	28.7	$663,060	—
	BMP (Defined Benefit Portion)	28.7	$787,307	—
Kenneth J. Mahon	Retirement Plan	19.7	$290,147	—
	BMP (Defined Benefit Portion)	19.7	$79,753	—
Timothy B. King	Retirement Plan	16.5	$95,508	—
	BMP (Defined Benefit Portion)	—	—	—

(1)
The figures shown are determined as of the plan's measurement date during 2007 under SFAS 158 as disclosed in Notes 1 and 15 to the Company's audited consolidated financial statements, included in the Company's 2007 Annual Report on Form 10-K.  The discount rate and other assumptions used for this purpose are discussed in Note 15 to the audited consolidated financial statements, included in the Company's 2007 Annual Report on Form 10-K.  The assumed mortality rates were as follows:  Mr. Palagiano, 1.98%; Mr. Devine, 1.01%; Mr. Mahon, 0.66% and Mr. King, 0.35%..

Non-Qualified Deferred Compensation

The following table sets forth information regarding nonqualified deferred compensation earned by the Named Executive Officers during the last fiscal year under non-qualified defined contribution plans.

NON-QUALIFIED DEFERRED COMPENSATION (1)

Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year($) (2)	Aggregate Earnings in Last Fiscal Year($) (3)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last Fiscal Year End ($)
Vincent F. Palagiano	—	—	$(401,088)	—	$4,662,807
Michael P. Devine	—	—	$(271,955)	—	$3,170,027
Kenneth J. Mahon	—	—	$(148,487)	—	$1,723,644
Timothy B. King	—	—	$(51,141)	—	$603,647

(1)	Non-qualified deferred compensation includes benefits provided under the BMP.
(2)	Company contributions are included under the caption "All Other Compensation" in the Summary Compensation Table.
(3)	Earnings did not accrue at above-market or preferential rates. These numbers are not reflected in the Summary Compensation Table.

Termination and Change in Control Benefits

The Company provides additional benefits, not included in the previous tables, to the Named Executive Officers in the event of retirement or termination of employment in certain circumstances and in the event of a change in control.

Employment Agreements

The Company and the Bank are parties to the Employment Agreements with each of the Senior Executives. See "Compensation Discussion and Analysis – Potential Payments Upon Termination and Change of Control" for a discussion of the Employment Agreements.

Retention Agreements

The Bank has, jointly with the Company, entered into the Retention Agreements with the Contract Employees.  See "Compensation Discussion and Analysis – Potential Payments Upon Termination and Change in Control" for a discussion of the Retention Agreements.

The following table provides an estimate of the value of termination and change of control benefits, assuming termination of employment or a change in control occurred on December 31, 2007.

	Vincent F. Palagiano	Michael P. Devine	Kenneth J. Mahon	Christopher D. Maher	Timothy B. King
Death
Death Benefit(1)	$1,996,800	$1,575,600	$1,129,440	N/A	N/A
Stock Option Vesting(8)	-	-	-	-	-
Restricted Stock Vesting(9)	90,629	57,669	31,721	$102,160	$114,521
Disability
Disability Benefit(2)	$1,996,800	$1,575,600	$1,129,440	N/A	N/A
Stock Option Vesting(8)	-	-	-	-	-
Restricted Stock Vesting(9)	90,629	57,669	31,721	$102,160	114,521
Discharge without Cause or Resignation with Good Reason - No Change in Control
Severance Pay(3)	$1,936,992	$1,528,408	$1,095,611	-	-
Bonus(3)	1,166,119	927,873	682,330	-	-
ESOP(4)	40,889	40,889	40,889	-	-
Insurance(5)	75,236	44,234	52,374	-	-
401(k) Payment(6)	18,444	18,444	18,444	-	-
BMP-ESOP Payout(7)	-	-	-	-	-
Stock Option Vesting(8)	-	-	-	-	-
Restricted Stock Vesting(9)	-	-	-	-	-

Discharge without Cause or Resignation with Good Reason - Change in Control Related
Severance Pay(3)	$3,228,320	$2,547,347	$1,826,019	$893,673	$738,770
Bonus(3)	1,920,675	1,528,268	1,123,843	234,000	401,953
ESOP(4)	-	-	-	-	-
Insurance(5)	75,236	44,234	52,374	44,855	41,962
401(k) Payment(6)	29,065	29,065	29,065	18,444	18,444
BMP-ESOP Payout(7)	2,569,397	1,740,399	950,557	-	325,777
Stock Option Vesting(8)	-	-	-	-	-
Restricted Stock Vesting(9)	90,629	57,669	31,721	102,160	114,521
Lump Sum Pension Payment(10)	4,870,059	4,665,559	1,430,938	N/A	N/A
Tax Indemnity(11)	5,404,404	4,817,010	2,545,545	469,655	612,329
Change in Control – No Termination of Employment
Severance Pay(3)	$1,936,992	$1,528,408	$1,095,611	-	-
Bonus(3)	1,166,119	927,873	682,330	-	-
ESOP(4)	-	-	-	-	-
Insurance(5)	-	-	-	-	-
401(k) Payment(6)	18,444	18,444	18,444	-	-
BMP-ESOP Payout(7)	2,569,397	1,740,399	950,557	-	$325,777
Stock Option Vesting(8)	-	-	-	-	-
Restricted Stock Vesting(9)	90,629	57,669	31,721	$102,160	114,521
Lump Sum Pension Payment(10)	4,870,059	4,665,559	1,430,938	N/A	N/A
Tax Indemnity(11)	4,243,524	3,929,305	1,890,756	-	-

(1)
The Employment Agreements provide no severance benefits on termination by reason of death, except for (i) earned but unpaid salary, (ii) benefits such executive is entitled to as a former employee, and (iii) payment for all unused vacation days and floating holidays in the year of termination at the highest rate of annual salary for such year; provided, however, that such executive’s designated beneficiary(ies) shall receive a death benefit, payable through life insurance or otherwise, which is the equivalent on a net after-tax basis of the death benefit payable under a term life insurance policy, with a stated death benefit of three times such executive’s then Annual Base Salary.  This death benefit shall be paid within thirty days of death.  The Retention Agreements provide no severance benefits on termination by reason of death, except for (a) earned but unpaid salary, and (b) benefits such executive is entitled to as a former employee.

(2)
The Employment Agreements provide no severance benefits on termination by reason of disability, except for (i) earned but unpaid salary, (ii) benefits such executive is entitled to as a former employee, and (iii) payment for all unused vacation days and floating holidays in the year of termination at the highest rate of annual salary for such year; provided, however, that in the event of the Senior Executive's  disability while in the employment of the Company, the Company will pay to such Senior Executive a lump sum amount equal to three times his then annual base salary, payable within thirty days after such Senior Executive’s termination due to disability.  The Retention Agreements provide no severance benefits on termination by reason of disability.

(3)
In the event of a termination without cause, a resignation with good reason and/or a change in control, the Employment Agreements provide for a lump sum payment in an amount equal to the present value of the salary and bonus that such Senior Executive would have earned if he had worked for the Company during the remaining unexpired employment period at the highest annual rate of salary [assuming, if a Change in Control has occurred, that the annual increases under section 5(c) of the Employment Agreements would apply] and the highest bonus as a percentage of the rate of salary provided for under the Employment Agreement, where such present value is to be determined using a discount rate of six percent (6%) per annum, compounded, in the case of salary, with the frequency corresponding to the Company’s regular payroll periods with respect to its officers, and, in the case of bonus, annually.  In the event of a termination without cause or resignation with good reason, in either event following a change in control, the Retention Agreements provide for (i) a lump sum payment, in an amount equal to the present value of the salary that such Contract Employee would have earned if he had continued working for the Bank during the remaining unexpired Assurance Period at the highest annual rate of salary achieved during such Contract Employee’s period of actual employment with the Bank, where such present value is to be determined using a discount rate equal to the applicable short-term federal rate prescribed under section 1274(d) of the Code, compounded using the compounding periods corresponding to the Bank’s regular payroll periods for its officers; plus (ii) payments that would have been made to such Contract Employee under any cash bonus or long-term  or short-term cash incentive compensation plan maintained by, or covering employees of, the Bank, if he had continued working for the Bank during the remaining unexpired Assurance Period and had earned the maximum bonus or incentive award in each calendar year that ends during the remaining unexpired Assurance Period, such payments to be equal to the product of:  (a) the maximum percentage rate at which an award was ever available to such Contract Employee under such incentive compensation plan, multiplied by (b) the salary that would have been paid to such Contract Employee during each such calendar year at the highest annual rate of salary achieved during the remaining unexpired Assurance Period.

(4)
In the event of a termination without cause or a resignation with good reason in the absence of a change in control, the Employment Agreements provide for a lump sum payment in an amount approximately equal to the present value of three years of participation in the ESOP, where such present value is determined using a discount rate of six percent per annum, compounded with the frequency corresponding to the Company’s regular payroll periods with respect to its officers.  The Retention Agreements provide for no severance benefits in the event of a termination without cause or a resignation for good reason in the absence of a change in control.  Market value is calculated on the basis of $12.77 per share, which is the closing sales price for the Common Stock on the Nasdaq Stock Market on December 31, 2007.

(5)
In the event of a termination without cause, a resignation with good reason and/or a change in control, the Employment Agreements provide for continued group life, health (including hospitalization, medical, major medical, and dental), accident and long-term disability insurance benefits, in addition to that provided pursuant to section 9(b)(ii) of the Employment Agreements and after taking into account the coverage provided by any subsequent employer, if and to the extent necessary to provide such Senior Executive and his family and dependents for a period of three years following termination of employment, coverage identical to, and in any event no less favorable than, the coverage to which they would have been entitled under such plans (as in effect on the date of his termination of employment, or, if his termination of employment occurs after a change in control, on the date of his termination of employment or during the one-year period ending on the date of such change in control, whichever results in more favorable benefits as determined by such Senior Executive) if he had continued working for the Company during the remaining unexpired employment period as defined in the Employment Agreement at the highest annual rate of compensation [assuming, if a change in control has occurred, that the annual increases under section 5(c) of the Employment Agreements would apply] under the Employment Agreement.  The figure shown represents the present value of continued insurance benefits for a fixed period of three years and assumes no offset for benefits provided by a subsequent employer, calculated on the basis of the assumptions used by the Company in measuring its liability for retiree benefits other than pensions for financial statement purposes under Statement of Financial Accounting Standards No. 106 "Employers’ Accounting for Postretirement Benefits Other Than Pensions" ("SFAS 106").  For purposes of valuing these benefits, the assumed mortality rates were as follows:  Mr. Palagiano, 1.76%; Mr. Devine, 0.92%; and Mr. Mahon, 0.61%.  For more information concerning other major assumptions used for these calculations, please refer to Note 15 to the audited consolidated financial statements included in the Company's 2007 Annual Report on Form 10-K.  In the event of a termination without cause or resignation with good reason, in either event following a change in control, the Retention Agreements provide for continued group life, health (including hospitalization, medical and major medical), accident and long term disability insurance benefits, in addition to that provided pursuant to section 8(b)(ii) of the Retention Agreements and after taking into account the coverage provided by any subsequent employer, if and to the extent necessary to provide for such Contract Employee, for the remaining unexpired Assurance Period, coverage equivalent to the coverage to which such Contract Employee would have been entitled under such plans (as in effect on the date of his termination of employment, or, if his termination of employment occurs after a change of control, whichever benefits are greater) if the Contract Employee had continued working for the Bank during the remaining unexpired Assurance Period at the highest annual rate of compensation achieved during the Contract Employee’s period of actual employment with the Bank.  The figure shown represents the present value of continued insurance benefits for a fixed period of three years and assumes no offset for benefits provided by a subsequent employer, calculated on the basis of the assumptions used by the Company in measuring its liability for retiree benefits other than pensions for financial statement purposes under SFAS 106.  For more information concerning other major assumptions used for these calculations, please refer to Note 15 to the audited consolidated financial statements included in the Company's 2007 Annual Report on Form 10-K.

(6)
In the event of a termination without cause or a resignation with good reason in the absence of a change in control, the Employment Agreements provide for a lump sum payment in an amount approximately equal to the present value of three years of participation in the 401(k) Plan, where such present value is determined using a discount rate of six percent per annum, compounded with the frequency corresponding to the Company’s regular payroll periods with respect to its officers.  The Retention Agreements provide for no severance benefits in the event of a termination without cause or a resignation for good reason in the absence of a change in control.  In the event of a change in control, he Employment Agreements provide for a lump sum payment in an amount approximately equal to the present value of five years of participation in the 401(k) Plan, where such present value is determined using a discount rate of six percent per annum, compounded with the frequency corresponding to the Company’s regular payroll periods with respect to its officers.  The Retention Agreements in effect for Messrs. Maher and King provide for a lump sum payment in an amount approximately equal to the present value of three years of participation in the 401(k) Plan, where such present value is determined using a discount rate of six percent per annum, compounded with the frequency corresponding to the Company’s regular payroll periods with respect to its officers.

(7)
The ESOP provides that in the event of a change in control of the Company or Bank, a portion of the proceeds from the sale of the shares of the Common Stock held in a suspense account for future allocation to employees would be applied to repay the outstanding balance on the loan used to purchase the unallocated shares.  The remaining unallocated shares (or the proceeds from their sale) would be distributed among the accounts of plan participants in proportion to the balances credited to such accounts immediately prior to such allocation.  The Company estimates this distribution to be approximately $8.12 per allocated share, based on 1,664,593.18 allocated shares that are held by current participants who were employed as of December 31, 2007, 1,406,782.00 unallocated shares, an outstanding loan balance of $4,443,640.22, and $12.77 per share, which was the closing sales price for the Common Stock on the Nasdaq Stock Market on December 31, 2007.  The BMP provides eligible employees with benefits that would be due under the ESOP if such benefits were not limited under the Code. The figures shown represent an estimated earnings credit of $8.12 per stock unit credited to Messrs. Palagiano, Devine, Mahon and King under the BMP.

(8)
All stock options granted under the 2001 Stock Option Plan and 2004 Stock Incentive Plan provide for full vesting upon death, disability, retirement, or change in control.  The figures shown reflect the in-the-money value of those stock options that would accelerate, calculated based on the positive difference between the option exercise price and $12.77, which was the closing sales price for a share of Common Stock on December 31, 2007.

(9)
All restricted stock granted under the 2004 Stock Incentive Plan provide for full vesting upon death, disability, retirement or change in control. The figures shown reflect the value of those restricted stock awards that would accelerate, calculated based on a per share value of $12.77, which was the closing sales price for a share of Common Stock on December 31, 2007.

(10)
In the event of a change in control of the Company or Bank, the Employment Agreements provide that (i) the term of employment will be converted to a fixed two year period beginning on the date of the change in control, and (ii) if the Senior Executive signs a release of any further rights under his Employment Agreement with the Bank, an immediate lump sum payment will be paid (whether or not employment has terminated) equal to the present value of three years salary, bonus and fringe benefits plus an additional lump sum equal to the present value x minus y, where x is a specified target pension for each Senior Executive and y is the actual pension benefits due to the Senior Executive under the Bank's and the Company's qualified and nonqualified defined benefit pension plans. The target pension is 26-2/3% of highest aggregate salary and bonus for Mr. Palagiano; 25% of highest aggregate salary and bonus for Mr. Devine; and 16-2/3% of highest aggregate salary and bonus for Mr. Mahon. Highest aggregate salary and bonus for this purpose is the highest salary and bonus for the three consecutive years during the final 10 years of employment for which the aggregate is the highest.  The Retention Agreements do not provide for a similar additional payment in the event of a change in control of the Company or Bank.

(11)
Cash and benefits paid to Messrs. Palagiano, Mahon and Devine under the Employment Agreements and Messrs. King and Maher under the Retention Agreements, together with payments under other benefit plans following a change of control of the Bank or the Company may constitute an "excess parachute" payment under Section 280G of the Code, resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to the Company and the Bank.  The Employment Agreements include a provision indemnifying the Senior Executive on an after-tax basis for any "excess parachute" excise taxes.  The Retention Agreements also include a provision indemnifying the Contract Employee on an after-tax basis for any “excess parachute” excise taxes.

Transactions With Certain Related Persons

Federal Reserve Board Regulation O requires that all Bank or Company loans or extensions of credit to certain executive officers, as defined in Regulation O, ("Regulation O Officers") and Directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features.  The Bank has in the past made loans or extended credit to Regulation O Officers and also to certain persons related to Regulation O Officers and Directors.  All such loans were: (i) made by the Bank in the ordinary course of business; (ii) made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features.  Current Bank policy prohibits it from advancing loans to the Named Executive Officers or Directors.  The Bank owned no outstanding loans to Named Executive Officers, Regulation O Officers, Directors or their associates as of the Record Date.  The Company intends that all loan transactions in the future between the Company and its Regulation O Officers, or holders of more than 5% of the shares of any class of Common Stock, and affiliates thereof, will contain terms that are no less favorable to the Bank than those it could have obtained in arms-length negotiations with unaffiliated persons.  All such loans will further be approved by a majority of its independent outside Directors having no interest in the transaction.

Section 402 of the Sarbanes-Oxley Act of 2003 ("Sarbanes-Oxley") prohibits the extension of personal loans to Directors and executive officers of issuers (as defined in Sarbanes-Oxley).  The prohibition, however, does not apply to mortgages advanced by an insured depository institution, such as the Bank, that is subject to the insider lending restrictions of Section 22(h) of the Federal Reserve Act.

Mr. Curtin is a partner in the law firm of Conway Farrell.  The Bank retains Conway Farrell to conduct loan closings and perform other requested legal services.  The Bank paid fees totaling $16,560 directly to Conway Farrell during the year ended December 31, 2007 for other legal services provided.  In addition, Conway Farrell received fees in the amount of approximately $1,214,556 from third parties pursuant to its representation of the Bank in loan closings and other legal matters for the year ended December 31, 2007. Mr. Williams is a partner at Thacher, which provides general corporate legal services to the Company and its subsidiaries.  The Company or Bank paid $300,331 in fees to Thacher in 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's executive officers and Directors, and persons who own more than 10% of the Common Stock, to file with the SEC reports of ownership and changes in ownership of Common Stock.  Executive Officers, Directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.  Based solely on review of the copies of such forms received by the Company, or written representations from certain reporting persons, the Company believes that its executive officers, Directors and greater than 10% beneficial owners complied with all applicable filing requirements.

_______________________________________________________________

PROPOSAL 2

APPROVAL OF AMENDMENT NO. 1 TO THE 2004 STOCK INCENTIVE PLAN
_______________________________________________________________

    On March 20, 2008, the Board of Directors adopted, subject to shareholder approval, Amendment No. 1 to the 2004 Stock Incentive Plan, to increase the number of shares that may be issued under the 2004 Stock Incentive Plan by 1,300,000 shares, 860,000 of which may be issued as restricted stock.  Provided below is a summary of the Company's reasons for adopting Amendment No. 1 to the 2004 Stock Incentive Plan and seeking shareholder approval.  The proposed amendment is included with this Proxy Statement as Appendix A.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF AMENDMENT NO. 1 TO THE 2004 STOCK INCENTIVE PLAN.

Discussion of the Proposed Amendment

    The 2004 Stock Incentive Plan currently permits the Company to grant up to a total of 1,496,300 restricted stock awards, incentive or non-qualified stock options or stock appreciation rights to Outside Directors, officers and other employees of the Company or its subsidiaries.  Of the total shares eligible for grant under the 2004 Stock Incentive Plan, only up to 374,075 shares may be granted as restricted stock awards.  Currently, only 13,184 shares remain available for future awards under the 2004 Stock Incentive Plan, all of which may be granted as restricted stock awards.  The proposed amendment would increase the number of shares that may be issued under the 2004 Stock Incentive Plan by 1,300,000 shares, 860,000 of which may be issued as restricted stock awards.  If the amendment is approved, a total of 1,313,184 shares will be available for future grants, of which a total of 873,184 may be in the form of restricted stock awards.

The 2004 Stock Incentive Plan currently permits the Company to make grants to Outside Directors, officers and other employees of the Company or its subsidiaries.  The proposed amendment would continue to permit the Company to make grants to Outside Directors, officers and other employees of the Company or its subsidiaries, with the exception of Vincent F. Palagiano, the Company’s Chairman of the Board and Chief Executive Officer.  Mr. Palagiano would not be eligible to participate in the amended 2004 Stock Incentive Plan on and after May 15, 2008.

Reasons the Company is Requesting Shareholder Approval

The Company is requesting shareholders to approve the proposed amendment to the 2004 Stock Incentive Plan so that the Company may continue to grant stock-based compensation to its directors and officers.  The majority of the companies with which the Company competes for directors and management-level employees are public companies that offer stock awards as part of their director and officer compensation packages.  By approving the proposed amendment to the 2004 Stock Incentive Plan, the shareholders will enable the Company to continue offering a competitive compensation package that is linked to stock price performance in attracting and retaining highly qualified directors and officers.

In addition, as a Nasdaq Stock Market listed company, the Company is required to seek the approval of its shareholders before implementing such a proposed amendment to an equity compensation plan such as the 2004 Stock Incentive Plan.  The 2004 Stock Incentive Plan also requires shareholder approval for this amendment.  Shareholder approval will also enhance the Company's ability to deduct the expense of certain awards for federal income tax purposes.

If the Company Does Not Receive Shareholder Approval It Will Not Implement Amendment No. 1

If the proposed amendment to the 2004 Stock Incentive Plan is not approved by the Company’s shareholders, the 2004 Stock Incentive Plan will remain in effect in its current form, subject to amendment from time to time by the Board in respects that do not constitute material amendments requiring shareholder approval.  In its current form, the number of shares that may be issued is 13,184, all of which may be issued as restricted stock awards or stock appreciation rights.  In this event, the Company expects that its Board of Directors will consider substituting other forms of compensation to assure that the Company's compensation packages for officers and directors are competitive with those of other publicly traded financial services companies in the New York City Metropolitan area.

Purpose of the Amended 2004 Stock Incentive Plan

The purpose of the 2004 Stock Incentive Plan is to promote the Company's growth and profitability; provide certain key officers, employees and directors of the Company and its affiliates with an incentive to achieve corporate objectives; attract and retain individuals of outstanding competence; and provide such individuals with an equity interest in the Company.

Description of the Amended 2004 Stock Incentive Plan

           Administration.  Initially, the amended 2004 Stock Incentive Plan will be administered by a committee appointed by the Board of Directors consisting of the members of the Compensation Committee of the Company's Board of Directors.  The administrative committee will consist of not less than two members of the Board of Directors.  The administrative committee has broad discretionary powers.  The Board of Directors may exercise any power or discretion conferred on the administrative committee.

           Stock Subject to the Amended 2004 Stock Incentive Plan.  The Company will at all times reserve and keep available such number of Common Stock as may be required to satisfy the needs of the amended 2004 Stock Incentive Plan.  A maximum of 1,313,184 shares of Common Stock may be issued under the amended 2004 Stock Incentive Plan.  As of March 17, 2008, the aggregate fair market value of the shares to be reserved under the amended 2004 Stock Incentive Plan was $21,365,504 based on the $16.27 closing sales price per share of the Company's Common Stock on the Nasdaq Stock Market on March 17, 2008.

     Eligibility.  The administrative committee selects the people who may participate in the amended 2004 Stock Incentive Plan.  Any key employee or non-employee Director of the Company, the Bank or any other subsidiary, with the exception of Vincent F. Palagiano, the Company’s Chairman of the Board and Chief Executive Officer, may be selected to participate.  Mr. Palagiano is not be eligible to participate in the amended 2004 Stock Incentive Plan on and after May 15, 2008.  As of March 17, 2008, there were 82 employees and 9 non-employee Directors eligible to be selected for participation.

           Terms and Conditions of Awards.  The administrative committee may, in its discretion, grant any or all of three types of equity-linked awards to eligible individuals:  stock options, restricted stock awards and stock appreciation rights.  The administrative committee will, in its discretion, determine the type of awards made and establish other terms and conditions applicable to the award.  In establishing terms and conditions, it must observe the following restrictions:

1)	It may not grant awards that will result in the issuance of more than 1,313,184 shares in the aggregate or more than 873,184 shares as restricted stock awards.
2)
It may not grant awards for more than 250,000 shares annually in the form of options or stock appreciation rights, nor more than 60,000 shares annually in the form of restricted stock, to any individual "covered employee" under section 162(m) of the Code.

3)	It may not grant awards with an effective date that is before the date that the Company receives shareholder approval for the amendment to the 2004 Stock Incentive Plan.

Stock Options.  The administrative committee establishes the terms and conditions of the stock options that it grants. In creating terms and conditions, it must observe the following restrictions:

1.	It may not grant a stock option with a purchase price that is less than the fair market value of a share of the Company's Common Stock on the date it grants the stock option.
2.	It may not grant a stock option with a term longer than 10 years.

The administrative committee may grant incentive stock options to officers and employees that qualify for special federal income tax treatment or non-qualified stock options that do not qualify for special federal income tax treatment.  Incentive stock options are subject to certain additional restrictions under the Code and the amended 2004 Stock Incentive Plan.  Unless otherwise designated by the administrative committee, options granted under the amended 2004 Stock Incentive Plan will be exercisable for a period of five years after the date of grant (or for a shorter period ending three months after the option holder's termination of employment due to discharge without cause, one year after termination of employment due to death, disability or retirement, or immediately upon voluntary resignation or termination for cause).  The exercise period may be further extended (but not beyond a maximum option period of ten years) by up to three years in the event of a change of control and, in the event the option is scheduled to expire while a securities trading suspension is in effect for an option holder, until 90 days following the end of the suspension period.

 Upon the exercise of an option, the exercise price must be paid in full. Payment may be made in cash, shares of Common Stock already owned by the option holder or in such other consideration as the administrative committee authorizes. Vested options may be transferred prior to exercise only to certain family members and on the death of the option holder.  If permitted by the administrative committee, options may be exercised before they are vested.  In this event, the shares issued upon exercise will carry a restrictive legend prohibiting transfer prior to the vesting date and requiring that the shares be returned to the Company in exchange for the lesser of the exercise price paid or the fair market value of the shares when returned if the vesting conditions are not satisfied.  Unless otherwise specified by the administrative committee, stock options will not be exercisable prior to vesting and will vest at the rate of 25% per year beginning on the first anniversary of the grant date.  In the event of termination of employment due to death or disability, the vesting of stock options scheduled to vest within six months after the termination date will be accelerated.  In the event of a change of control, the vesting of all options is accelerated.

Restricted Stock.    As a general rule, shares of Common Stock that are subject to a restricted stock award are held by the administrative committee for the benefit of the award recipient until vested and, when vested, are transferred to the award recipient.  Unless the administrative committee determines otherwise with respect to any restricted stock award, before the shares subject to a restricted stock award are vested and transferred to the award recipient, the award recipient shall exercise any voting or tender rights in his or her discretion and the administrative committee shall accumulate any dividends or distributions for distribution at the same time and terms as the underlying shares.  In the alternative, the administrative committee may authorize the immediate distribution of the restricted shares to the award recipient in the form of a stock certificate bearing a legend containing the applicable vesting restrictions.

All restricted stock awards will be subject to a vesting schedule specified by the administrative committee when the award is made.  If the administrative committee does not specify a vesting schedule, the award will vest at the rate of 25% per year beginning on the first anniversary of the date of grant.  In the event of death or termination due to disability prior to the vesting date, unvested awards that would have vested within six months after death or termination for disability will be deemed vested.  All other awards that are unvested at termination of employment will be forfeited, with the award recipient receiving a refund equal to the lesser of the fair market value of the unvested shares at termination of employment or the amount (if any) paid when the award was made.  All unvested awards will vest in the event of a change in control.

Performance-Based Restricted Stock Awards.  At the time of grant, the administrative committee may designate a restricted stock award as a performance-based restricted stock award.  If it does so, the administrative committee shall establish, in addition to or in lieu of service-based vesting requirements, one or more performance goals which must be attained by the award recipient as a condition of retention of the shares. The performance goal(s) shall be based on one or more of the following:

(i)	Earnings per common share
(ii)	Net income
(iii)	Return on average equity
(iv)	Return on average assets
(v)	Core earnings
(vi)	Stock price
(vii)	Strategic business objectives, consisting of one or more objectives based upon satisfying specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures
(viii)	Operating income
(ix)	Operating efficiency ratio
(x)	Net interest spread
(xi)	Loan production volumes
(xii)	Non-performing loans
(xiii)	Cash flow
(xiv)	Total shareholder return
(xv)	Net revenue
(xvi)	Gross revenue
(xvii)	Operating expense
(xviii)	Fee income
(xix)	Deposit growth
(xx)	Any other performance criteria established by the administrative committee
(xxi)	Any combination of (i) through (xix) above

Performance goals may be established on the basis of reported earnings or cash earnings, and consolidated results or individual business units and may, in the discretion of the administrative committee, include or exclude extraordinary items and/or the results of discontinued operations.  Each performance goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, past performance (or the past performance of individual business units) and/or the past or current performance of other companies.  Attainment of the performance goals will be measured over a performance measurement period specified by the administrative committee when the award is made.  Performance goals will be measured over a period of at least three years. At least 75% of any performance measurement period will occur after the performance goal(s) are established.

The administrative committee shall determine in its discretion whether the award recipient has attained the goals.  If they have been satisfied, it shall certify that fact in writing.  If the performance goals are not satisfied during the performance measurement period, the relevant awards will be forfeited.  If the performance goals and any service-based vesting schedule are satisfied, the award will be distributed (or any vesting-related legend removed from any stock certificates previously delivered to the award recipient).  If the performance goals are achieved prior to the end of the performance measurement period, the awards may be distributed early.

Career Service Awards.  At the time of grant, the administrative committee may designate a restricted stock award as a career service award.  A career service award does not vest in full unless the recipient remains in continuous service until attaining age 65 or completing the minimum period of service (which must be at least five years) specified by the administrative committee when the award is made.   In the event of termination of service before full vesting due to retirement at or after attaining age 55 and completing 10 years of service, death or disability, a pro-rata portion of the award will vest, based on the period of service completed since the grant date of the award relative to the total expected period of service from the grant date to the scheduled vesting date.

Stock Appreciation Rights.   A stock appreciation right affords the holder the right to receive, upon exercise, a payment in cash or shares of Common Stock equal to the positive difference between the exercise price assigned to the right and the fair market value of a share of Common Stock on the exercise date.  The administrative committee establishes the terms and conditions of the stock appreciation rights that it grants. In setting terms and conditions, it must observe the following restrictions:

(1)	It may not grant a stock appreciation right with an exercise price that is less than the fair market value of a share of Common Stock on the date it grants the stock appreciation right.
(2)	It may not grant a stock appreciation right with a term that is longer than 10 years.

The administrative committee may grant either tandem or stand-alone stock appreciation rights.  Tandem stock appreciation rights are granted in tandem with, and are exercisable on the same terms and conditions as, a related stock option that is granted simultaneously.  The exercise of a tandem stock appreciation right cancels the related option and the exercise of a related stock option cancels the tandem stock appreciation right.   Tandem stock appreciation rights may only be settled in shares of Common Stock.  Unless otherwise designated by the administrative committee, stock appreciation rights granted under the amended 2004 Stock Incentive Plan will be stand-alone stock appreciation rights, will have an exercise price equal to the fair market value of a share on the date of grant, will be exercisable for a period of five years after the date of grant (or for a shorter period ending upon the holder's termination of employment for any reason) and will vest at the rate of 25% per year beginning on the first anniversary of the date of grant. In the event of termination of employment due to death or disability, the vesting of stock appreciation rights scheduled to vest within six months after the termination date will be accelerated.  In the event of a change of control, the vesting of all stock appreciation rights is accelerated.  Vested stock appreciation rights that are not exercised prior to their expiration date will be deemed automatically exercised on their expiration date.

Mergers and Reorganizations.  The number of shares available under the amended 2004 Stock Incentive Plan, the maximum limits on awards to individual officers and Directors and any outstanding awards will be adjusted to reflect any merger, consolidation or business reorganization in which the Company is the surviving entity, and to reflect any stock split, stock dividend or other event where the administrative committee determines an adjustment is appropriate in order to prevent the enlargement or dilution of an award recipient's rights.  If a merger, consolidation or other business reorganization occurs and the Company is not the surviving entity, outstanding awards may be exchanged for awards linked to the equity of the surviving entity that are designed to neither increase nor diminish the rights of the holders of the outstanding awards or may be settled for a monetary or other payment when the merger, consolidation or reorganization occurs.

           Conditions of Effectiveness.  The proposed amendment to the 2004 Stock Incentive Plan will become effective upon shareholder approval.  No performance-based restricted stock awards will be granted after May 20, 2009, the fifth anniversary of the 2004 Stock Incentive Plan’s effective date, unless the list of permissible performance goals is re-approved by the shareholders.

Termination or Amendment

           The Board of Directors has the authority to suspend or terminate the amended 2004 Stock Incentive Plan in whole or in part at any time by giving written notice to the administrative committee, however, no amendment or termination may affect any award granted prior to the amendment or termination without the recipient's consent.

The Board of Directors has the authority to amend or revise the amended 2004 Stock Incentive Plan in whole or part at any time.  As a Nasdaq Stock Market listed company, the Company is required to seek shareholder approval for amendments to the amended 2004 Stock Incentive Plan that are deemed material under the Nasdaq Stock Market listing rules.  The amended 2004 Stock Incentive Plan does not authorize the re-pricing of stock options without shareholder approval.  No material amendments affecting the terms of performance-based restricted stock awards may be made without shareholder approval.

Federal Income Tax Consequences

The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations and policies affecting awards that may be granted under the amended 2004 Stock Incentive Plan.  Any descriptions of the provisions of any law, regulation or policy are qualified in their entirety by reference to the particular law, regulation or policy.  Any change in applicable law or regulation or in the policies of various taxing authorities may have a significant effect on this summary.  The amended 2004 Stock Incentive Plan is not a qualified plan under Section 401(a) of the Code.

Restricted Stock Awards.  Restricted stock awards under the amended 2004 Stock Incentive Plan do not result in federal income tax consequences to either the Company or the award recipient when they are made.  Once the award is vested and the shares subject to the award are distributed, the award recipient will generally be required to include in ordinary income, for the taxable year in which the vesting date occurs, an amount equal to the fair market value of the shares on the vesting date.  The Company will generally be allowed to claim a deduction, for compensation expense, in a like amount.  If dividends are paid on unvested shares held under the amended 2004 Stock Incentive Plan, such dividend amounts will also be included in the ordinary income of the recipient.  The Company will be allowed to claim a deduction for compensation expense for this amount as well.  In certain cases, a recipient of a restricted stock award that is not a performance-based restricted stock award may elect to include the value of the shares subject to a restricted stock award in income for federal income tax purposes when the award is made instead of when it vests.

Stock Options.  Incentive stock options will not create federal income tax consequences when they are granted. If they are exercised during employment or within three months after termination of employment (one year in cases of termination due to death or disability), the exercise will similarly not create federal income tax consequences. When the shares acquired on exercise of an incentive stock option are sold, the seller must pay federal income taxes on the amount by which the sales price exceeds the purchase price. This amount will be taxed at capital gains rates if the sale occurs at least two years after the option was granted and at least one year after the option was exercised. Otherwise, it is taxed as ordinary income. The amount by which the fair market value of the shares acquired on exercise exceeds the option exercise price will be an item of adjustment in the year of exercise for purposes of determining the option holder's liability, if any, for alternative minimum tax.

Incentive stock options that are exercised more than one year after termination of employment due to death or disability or three months after termination of employment for other reasons are treated as non-qualified stock options. Non-qualified stock options will not create federal income tax consequences when they are granted.  When they are exercised, federal income taxes at ordinary income tax rates must be paid on the amount by which the fair market value of the shares acquired by exercising the option exceeds the exercise price. When an option holder sells shares acquired by exercising a non-qualified stock option, he or she must pay federal income taxes on the amount by which the sales price exceeds the purchase price plus the amount included in ordinary income at option exercise. This amount will be taxed at capital gains rates, which will vary depending upon the time that has elapsed since the exercise of the option. A cash payment, if directed by the administrative committee on a merger or other reorganization under the amended 2004 Stock Incentive Plan's change of control provisions, is taxed as if it were the exercise of a non-qualified stock option followed immediately by a resale of the stock acquired by exercising the option.

When a non-qualified stock option is exercised, the Company may be allowed a federal income tax deduction for the same amount that the option holder includes in his or her ordinary income. When an incentive stock option is exercised, there is no tax deduction unless the shares acquired are resold sooner than two years after the option was granted or one year after the option was exercised. A cash payment if directed by the administrative committee on a merger or other reorganization under the amended 2004 Stock Incentive Plan's change of control provisions is deductible as if it were the exercise of a non-qualified stock option.

Stock Appreciation Rights.  Stock appreciation rights do not have federal income tax consequences for recipients or the Company when they are granted.  When a stock appreciation right is exercised, the amount paid in settlement is included in the payee's gross income for federal income tax purposes, and the Company may be entitled to claim a federal tax deduction for a like amount.

           Deduction Limits.  Section 162(m) of the Code limits the Company's deductions for compensation in excess of $1,000,000 per year for the Chief Executive Officer and the four other Named Executive Officers.  Compensation amounts resulting from so-called “qualified performance-based compensation” are not subject to this limit.  Restricted stock awards, other than performance-based restricted stock awards, may be subject to this deduction limitation if the amount of the restricted stock awards in addition to other compensation of the executive that is subject to the limit exceeds $1,000,000.  The Company has designed the amended 2004 Stock Incentive Plan so that stock options, stock appreciation rights and performance-based restricted stock awards may qualify as qualified performance-based compensation that is not subject to the $1,000,000 deduction limit.  The Company expects that the administrative committee will take these deduction limits into account in establishing the size and the terms and conditions of awards.  However, the administrative committee may decide to grant restricted stock awards all or a portion of which will exceed the deduction limit.

The preceding statements are intended to summarize the general principles of current federal income tax law applicable to awards that may be granted under the amended 2004 Stock Incentive Plan.  State and local tax consequences may also be significant.

 Due to the discretionary nature of benefits under the amended 2004 Stock Incentive Plan, no estimate of the potential future benefits for any individual or group of individuals is feasible.

The following table presents equity compensation plan information as of December 31, 2007:

	EQUITY COMPENSATION PLAN INFORMATION
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)	Weighted Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans [Excluding Securities Reflected in Column (a)] (c)
Equity compensation plans approved by the Holding Company's shareholders	3,165,997	$14.63	118,975(1)
Equity compensation plans not approved by the Holding Company's shareholders	-	-	-

(1)
Amount comprised of 105,791 stock options that remain available for future issuance under the 2001 Stock Option Plan, and 13,184 stock option or restricted stock  awards that remain available for future issuance under the 2004 Stock Incentive Plan.  More than 85% of the remaining stock options available for future issuance are available under the 2001 Stock Option Plan.

__________________________________________________________________

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
__________________________________________________________________

General

The Audit Committee of the Board of Directors has appointed the firm of Deloitte & Touche LLP to act as the Company's independent auditors for the year ending December 31, 2008, subject to ratification of such appointment by the Company's shareholders.  A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will be provided an opportunity to make a statement if he or she so desires, and is expected to be available to respond to appropriate questions.  No determination has been made as to any action the Audit Committee would take if the shareholders do not ratify the appointment.

Audit Fees

The following table summarizes the aggregate fees billed to the Company by the independent auditor:

	Year Ended December 31,
	2007	2006
Audit Fees (a)	$521,100	$513,500
Audit-Related Fees (b)	278,000	281,000
Tax Fees (c)	252,000	106,200
All Other Fees	-	-
Total	$1,051,100	$900,700

(a)  Fees for audit services billed in 2007 and 2006 consisted of:

▪	Audits of the Company’s annual financial statements
▪	Reviews of the Company’s quarterly financial statements
▪	Comfort letters, statutory and regulatory audits, consents and other services related to SEC matters

(b)  Fees for audit-related services billed in 2007 and 2006 consisted of:
▪	Financial accounting and reporting consultations
▪	Internal control reviews
▪	Employee benefit plan audits

(c)  Fees for tax services billed in 2007 and 2006 consisted of tax compliance services and tax planning and advice services.

Fees for tax compliance services totaled $120,200 for 2007 and $59,000 for 2006.  Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of:

i.    Federal, state and local income tax return assistance
ii.   Sales and use, property and other tax return assistance
iii.  Research & Development tax credit documentation and analysis for purposes of filing amended returns
iv.  Requests for technical advice from taxing authorities

Tax planning and advice service fees paid to Deloitte & Touche LLP totaled $22,500 in 2007 and $29,200 in 2006.  Tax planning and advice consists of services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result.

Pre-Approval Policy

The services performed by the independent auditor in 2007 were pre-approved in accordance with the Audit Committee's pre-approval policy.  Pursuant to the policy, the Audit Committee must pre-approve all audit and permitted non-audit services to be provided by the independent auditor, including the fees and terms thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS.

__________________________________________________________________

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

The Company's Board of Directors provides a process for shareholders to send communications to the Board.  The Company's Policy Regarding Shareholder Communication with the Board is available on its website at www.dimewill.com by selecting Investor Relations and then Corporate Governance within the Investor Relations menu.

OTHER MATTERS

As of the date of this Proxy Statement, the Company's Board of Directors is not aware of any other matters to be brought before the shareholders at the Annual Meeting.  If, however, any other matters not known are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Board of Directors.

2009 ANNUAL MEETING STOCKHOLDER PROPOSALS

In order to be considered for inclusion in the Company's proxy statement and form of proxy for the annual meeting to be held in 2009, all shareholder proposals must be submitted to the Secretary of the Company at its offices at 209 Havemeyer Street, Brooklyn, New York 11211 on or before December 15, 2008.  Under the Company's Bylaws, shareholder nominations for Director and shareholder proposals not included in the Company's 2009 proxy statement, in order to be considered for possible action by the shareholders at the annual meeting to be held in 2009, must be delivered to or received by the Secretary of the Company, at the address set forth above: (i) sixty (60) days in advance of such meeting if such meeting is to be held on a day which is within thirty (30) days preceding the anniversary of the previous year's annual meeting, or ninety (90) days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (ii) with respect to an annual meeting held at a time other than within the time periods set forth in the immediately preceding clause (i), the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders.  Notice shall be deemed to be first given to shareholders when disclosure of such date of the meeting of shareholders is first made in a press release reported to Dow Jones News Services, the Associated Press or a comparable national news service, or in a document publicly filed by the Company with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.  A shareholder's notice to the Secretary shall set forth such information as required by, and otherwise comply with, the Company's Bylaws.  Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy card relating to an annual meeting any shareholder proposal or nomination which does not satisfy all of the requirements for inclusion established by the SEC in effect at the time such proposal or nomination is received.

The Board of Directors will review any shareholder proposals that are filed as required and will determine whether such proposals satisfy applicable criteria for consideration at the annual meeting to be held in 2009.

Annual Report

A copy of the Annual Report to shareholders for the period ended December 31, 2007, including the consolidated financial statements prepared in conformity with generally accepted accounting principles for the year ended December 31, 2007, accompanies this Proxy Statement.  The consolidated financial statements have been audited by Deloitte & Touche LLP, whose report appears in the Annual Report. Shareholders may obtain, free of charge, a copy of the Annual Report on Form 10-K filed with the SEC (without exhibits) by writing to Kenneth A. Ceonzo, Director of Investor Relations, Dime Community Bancshares, Inc., 209 Havemeyer Street, Brooklyn, New York 11211, or by calling (718) 782-6200, extension 8279, or by accessing the Company's corporate website www.dimewill.com.

By Order of the Board of Directors
Lance J. Bennett
Secretary
Brooklyn, New York
April 1, 2008

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

Appendix A

Dime Community Bancshares, Inc. 2004 Stock Incentive Plan

(Effective May 15, 2008,
subject to shareholder approval)

AMENDMENT NO. 1

1.   Section 2.16 – Section 2.16 of the 2004 Stock Incentive Plan shall be amended, effective as of May 15, 2008, subject to shareholder approval, to read in its entirety as follows:

Section 2.16                      Eligible Employee means any employee of the Company, or of a Parent or Subsidiary, whom the Committee may determine to be a key officer or employee and select to receive a Restricted Stock Award or a grant of an Option or Stock Appreciation Right pursuant to the Plan; provided, however, that on and after May 15, 2008, such term shall not include Mr. Vincent F. Palagiano in any capacity. On and after May 15, 2008, Mr. Palagiano is not eligible to be a participant in this Plan.

2.   Section 2.17 – Section 2.17 of the 2004 Stock Incentive Plan shall be amended, effective as of May 15, 2008, subject to shareholder approval, to read in its entirety as follows:

Section 2.17                      Eligible Individual means: (a) any Eligible Employee; and (b) any non-employee director of the Company or a Parent or Subsidiary; provided, however, that on and after May 15, 2008, such term shall not include Mr. Vincent F. Palagiano in any capacity.  On and after May 15, 2008, Mr. Palagiano is not eligible to be a participant in this Plan.

3.   Article III – Article III of the 2004 Stock Incentive Plan shall be amended, effective as of May 15, 2008, subject to shareholder approval, to read in its entirety as follows:

Article III

Available Shares

Section 3.1                      Shares Available under the 2004 Stock Incentive Plan.

(a)           Prior to May 15, 2008, subject to section 9.3, the maximum aggregate number of Shares which may be issued for Restricted Stock Awards and upon the exercise of Options and Stock Appreciation Rights shall be 1,496,300 Shares.

(b)           On and after May 15, 2008, subject to section 9.3, the maximum aggregate number of Shares which may be issued for Restricted Stock Awards and upon the exercise of Options and Stock Appreciation Rights shall be the sum of (i) 1,313,184 Shares, plus (ii) the number of shares underlying grants and awards made under the 2004 Stock Incentive Plan prior to May 15, 2008 that are subsequently forfeited without the delivery of Shares or expire without exercise.

Section 3.2                      Shares Available for Options.

(a)           Prior to May 15, 2008, subject to section 9.3, the maximum aggregate number of Shares which may be issued upon exercise of Options shall be 1,496,300 shares, and the maximum aggregate number of Options which may be granted to any one individual in any calendar year shall be 250,000 Options.

(b)           On and after May 15, 2008, subject to section 9.3, the maximum aggregate number of Shares which may be issued upon exercise of Options shall be the sum of (i) 1,313,184 shares, plus (ii) the number of Shares underlying grants and awards made under the 2004 Stock Incentive Plan prior to May 15, 2008 that are subsequently forfeited without the delivery of Shares or expire without exercise, and the maximum aggregate number of Options which may be granted to any one individual in any calendar year shall be 250,000 Options.

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Section 3.3                      Shares Available for Restricted Stock Awards.

(a)           Prior to May 15, 2008, subject to section 9.3, the maximum number of Shares which may be issued as Restricted Stock Awards under the 2004 Stock Incentive Plan shall be 374,075 Shares and the maximum aggregate number of Shares which may be granted as Restricted Stock Awards to any one individual in any calendar year shall be 60,000 Shares.

(b)           On and after May 15, 2008, subject to section 9.3, the maximum number of Shares which may be issued as Restricted Stock Awards under the 2004 Stock Incentive Plan shall be the sum of (i) 873,184 Shares, plus (ii) the number of Shares underlying Restricted Stock Awards made under the 2004 Stock Incentive Plan prior to May 15, 2008 that are subsequently forfeited, and the maximum aggregate number of Shares which may be granted as Restricted Stock Awards to any one individual in any calendar year shall be 60,000 Shares.

Section 3.4                      Shares Available for Stock Appreciation Rights.

(a)           Prior to May 15, 2008, subject to section 9.3, the maximum aggregate number of Shares which may be issued upon exercise of Stock Appreciation Rights shall be 1,496,300 and the maximum aggregate number of Stock Appreciation Rights which may be granted under the 2004 Stock Incentive Plan and to any one individual in any calendar year shall be 250,000 Stock Appreciation Rights.

(b)           On and after May 15, 2008, subject to section 9.3, the maximum aggregate number of Shares which may be issued upon exercise of Stock Appreciation Rights shall be the sum of (i) 1,313,184, plus (ii) the number of Shares underlying grants and awards made under 2004 the 2004 Stock Incentive Plan prior to May 15, 2008 that are subsequently forfeited without the delivery of Shares or expire without exercise, and the maximum aggregate number of Stock Appreciation Rights which may be granted under the 2004 Stock Incentive Plan and to any one individual in any calendar year shall be 250,000 Stock Appreciation Rights.

Section 3.5                      Computation of Shares Available.

On and after May 15, 2008, for purposes of this Article III:  in connection with the granting of a Restricted Stock Award, Option or Stock Appreciation Right, the number of Shares available for the granting of additional Restricted Stock Awards, Options and Stock Appreciation Rights shall be reduced by the number of Shares in respect of which the Option, Stock-settled Stock Appreciation Right or Award is granted or denominated.  Shares underlying grants and awards under the 2004 Stock Incentive Plan that are subsequently forfeited without the delivery of Shares or expire without exercise shall not reduce the maximum aggregate number of Shares which may be issued under the Plan.  Shares withheld to pay withholding taxes shall reduce the number of Shares available to the same extent as if a payment of cash or Shares had been made directly to the Recipient.  To the extent an Option is exercised by using an actual or constructive exchange of Shares to pay the Exercise Price, the number of Shares available shall be reduced by the gross number of Options exercised rather than by the net number of Shares issued.

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Proposals 1, 2 and 3 are proposed by Dime Community Bancshares, Inc. The Board of Directors unanimously recommends a vote "FOR" all of the nominees in Proposal 1 and a vote "FOR" Proposals 2 and 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of the following four nominees for Directors for terms to expire at the 2011 Annual Meeting of Shareholders:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Kenneth J. Mahon
- ○ George L. Clark, Jr.
- ○ Steven D. Cohn
- ○ John J. Flynn

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

4. The proxies are authorized to vote upon such other business as may come before the Annual Meeting or any adjournment or postponement thereof in such manner as shall be determined by a majority of the Board of Directors.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and the Proxy Statement, both dated April 1, 2008, for the Annual Meeting.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

I will attend the Annual Meeting. ☐

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.